                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Rule 14a-12

                        WALLACE COMPUTER SERVICES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3) Filing Party:

--------------------------------------------------------------------------------

     (4) Date Filed:

--------------------------------------------------------------------------------

                                 [WALLACE LOGO]

                                                                November 1, 2001
                         ------------------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                                DECEMBER 5, 2001
                         ------------------------------

Dear Fellow Stockholders:

     You are cordially invited to attend the Annual Meeting of Stockholders of Wallace Computer Services, Inc. scheduled to be held on Wednesday, December 5, 2001. The meeting will be held at the Company's corporate headquarters, 2275 Cabot Drive, Lisle, Illinois 60532 at 10:00 a.m., local time. Your Board of Directors and management look forward to greeting those stockholders able to be present.

     Enclosed with this letter is the Company's notice of meeting and proxy statement and a proxy card. You should read these materials for a more complete description of the matters to be considered at the Annual Meeting. Then, take a moment to sign, date and mail your proxy card in the postage prepaid envelope provided.

     At the Annual Meeting, stockholders will consider and vote upon (i) the election of two directors, (ii) a proposal to approve the 2001 Stock Incentive Plan, (iii) the ratification of the appointment of Arthur Andersen LLP as the Company's independent public accountants for fiscal year 2002 and (iv) any other business that may properly come before the Annual Meeting. Your Board of Directors unanimously recommends a vote "FOR" proposals (i) through (iii).

     We remain committed to acting in the best interests of you, our stockholders, and your Company. Please feel free to call us if you have any questions. Our phone number is (630) 588-5000.

Sincerely,


                                               /s/ MIKE DUFFIELD
/s/ M. DAVID JONES                             MICHAEL O. DUFFIELD
M. DAVID JONES                                 President and Chief Operating Officer
Chairman and Chief Executive Officer

                                   IMPORTANT

     Your vote is important. Please take a moment to sign, date and promptly mail your proxy card in the postage-prepaid envelope provided. If your shares are registered in the name of a broker, only your broker can execute a proxy and vote your shares and only after receiving your specific instructions. Please contact the person responsible for your account and direct him or her to execute a proxy on your behalf today. If you have any questions or need further assistance in voting, please contact our Investor Relations department at (630) 588-5000.

                                 [WALLACE LOGO]

                         ------------------------------

                 NOTICE OF 2001 ANNUAL MEETING OF STOCKHOLDERS

                         ------------------------------

TO THE STOCKHOLDERS OF
WALLACE COMPUTER SERVICES, INC.:

     Notice is hereby given that the 2001 Annual Meeting of Stockholders of Wallace Computer Services, Inc., a Delaware corporation, will be held at the Company's corporate headquarters, 2275 Cabot Drive, Lisle, Illinois 60532 on Wednesday, December 5, 2001, at 10:00 a.m., for the following purposes:

     1. To elect two directors;

     2. To consider and vote upon a proposal to approve the 2001 Stock Incentive Plan;

     3. To consider and vote upon a proposal to ratify the appointment of Arthur Andersen LLP as the Company's independent public accountants for fiscal year 2002; and

     4. To transact such other business as may properly come before the Annual Meeting.

     The Board of Directors has fixed the close of business on October 23, 2001 as the record date for the determination of stockholders entitled to notice of, and to vote at, the 2001 Annual Meeting and at any adjournment or postponement thereof.

     It is important that your shares be voted at the 2001 Annual Meeting. Whether or not you expect to attend, you are urged to sign and date the accompanying proxy card and promptly return it to the Company in the accompanying postage prepaid envelope.

                                          By Order of the Board of Directors

                                          /s/ Robert Kelderhouse
                                          ROBERT KELDERHOUSE
                                          Assistant Secretary

Lisle, Illinois
November 1, 2001

                        WALLACE COMPUTER SERVICES, INC.
                                2275 CABOT DRIVE
                             LISLE, ILLINOIS 60532
                         ------------------------------

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON DECEMBER 5, 2001
                         ------------------------------

     This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Wallace Computer Services, Inc. (the "Company" or "Wallace") to be voted at the Annual Meeting of Stockholders of the Company to be held on December 5, 2001, and at any and all adjournments or postponements thereof (the "Annual Meeting"). The Board of Directors has fixed the close of business on October 23, 2001 as the record date (the "Record Date") for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting. This Proxy Statement and the accompanying proxy card are first being mailed to stockholders on or about November 1, 2001.

     At the Annual Meeting, stockholders will consider and vote upon the following proposals: (i) election of two directors, (ii) approval of the 2001 Stock Incentive Plan, (iii) ratification of the appointment of Arthur Andersen LLP as the Company's independent public accountants for fiscal year 2002 and
(iv) any other business that may properly come before the Annual Meeting.

     YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" PROPOSALS (I) THROUGH (III).

     Your vote is important, regardless of how many shares you own. Please sign and date the accompanying proxy card and mail it in the enclosed postage prepaid envelope as promptly as possible, whether or not you expect to attend the Annual Meeting.

                       VOTING PROCEDURES AND SOLICITATION

     On the Record Date, there were 40,956,995 shares of common stock of the Company ("Common Stock") outstanding. The holders of Common Stock are entitled to one vote per share on each matter submitted to a vote at the Annual Meeting. Stockholders do not have the right to cumulate votes in the election of directors. A majority of the outstanding shares of Common Stock entitled to vote, present in person or represented by proxy, shall constitute a quorum. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum at the Annual Meeting for the transaction of business.

     Whether or not you plan to attend the Annual Meeting, you are urged to vote by proxy. Duly executed and unrevoked proxies received by the Company prior to the Annual Meeting will be voted in accordance with the stockholder's specifications marked thereon. If no specifications are marked thereon, the proxies distributed by your Board will be voted "FOR" each of the proposals. Any stockholder giving a proxy may revoke it at any time prior to voting at the Annual Meeting by filing with the Company a duly executed revocation, by submitting a later dated proxy with respect to the same shares or by attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of your proxy).

     With respect to the election of directors, a stockholder may vote for one or both of the nominees or withhold authority with respect to either or both of the nominees. The Company's By-laws provide that directors shall be elected by a plurality of the votes cast by stockholders holding shares of stock of the Company entitled to vote for the election of directors. Consequently, votes that are withheld in the election of directors and broker non-votes will have no effect on the election.

     With respect to the proposals to approve the 2001 Stock Incentive Plan and to ratify the appointment of Arthur Andersen LLP, a stockholder may vote for or against the proposal or abstain from voting. Pursuant to the Company's By-laws and Delaware law, approval of these proposals requires the affirmative vote of stockholders holding a majority of the shares of Common Stock that are present in person or represented by proxy and entitled to vote on the subject matter. Consequently, an abstention on the proposal will have the effect of a negative vote and a broker non-vote will have no effect on the vote.

     Proxies may be solicited by mail, advertisement, telephone or other methods and in person. Solicitations may be made by directors, officers, investor relations personnel and other employees of the Company, none of whom will receive additional compensation for such solicitations. The Company will request banks, brokerage houses and other custodians, nominees and fiduciaries to forward all of its solicitation materials to the beneficial owners of the shares of Common Stock they hold of record. The Company will reimburse these record holders for customary clerical and mailing expenses incurred by them in forwarding these materials to their customers. The Company has retained Morrow & Co., Inc. for solicitation and advisory services in connection with the solicitation, for which Morrow is to receive a fee estimated at $8,500, together with reimbursement for its reasonable out-of-pocket expenses. The Company has also agreed to indemnify Morrow against certain liabilities and expenses. The cost of soliciting proxies on behalf of the Board of Directors for the Annual Meeting is being borne by the Company.

     The Board of Directors is not aware of any matters to be presented at the Annual Meeting other than those listed in the notice of the meeting. However, if any other matters properly come before the Annual Meeting, it is intended that the holders of proxies solicited by the Board of Directors will vote on such other matters in their discretion in accordance with their best judgment.

                                     ITEM 1

                             ELECTION OF DIRECTORS

     The Board of Directors is divided into three classes and is currently composed of eight directorships, with one directorship remaining vacant. Of the seven directors, five are not, and have not been, officers or employees of the Company. At this year's Annual Meeting, two directors will be elected for a term expiring at the 2004 Annual Meeting. The Board of Directors currently intends to appoint, or nominate for election by the stockholders, one additional candidate to fill the vacancy as soon as practicable. Proxies will not be voted for a greater number of persons than the nominees named below.

     Pursuant to the Company's director age policy, Ms. Martin Musham, who will reach age 70 on November 29, 2002, will serve as a director only until the 2002 Annual Meeting. It is expected that the Board of Directors will fill the vacancy with a new director.

     Unless otherwise instructed, the proxy holders will vote the proxies received by them "FOR" the election of your Board's two nominees named below. If, for any reason, either of the Board's nominees listed below should cease to be a candidate for election, it is intended that all properly signed proxies in the form enclosed will be voted for a substitute nominee designated by the Board of Directors. Both of your Board's nominees below have consented to serve as a director, and the Board of Directors has no reason to believe that either nominee will be unwilling or unable to serve if elected.

THE BOARD OF DIRECTORS UNANIMOUSLY URGES YOU TO VOTE "FOR" THE BOARD'S NOMINEES AS DIRECTORS OF THE COMPANY.

     The Board has unanimously nominated Bettye Martin Musham and Andrew J. McKenna, Jr. for election as directors at the Annual Meeting. Both of the Board's nominees for director have substantial experience serving as directors or executive officers and have demonstrated leadership abilities and outstanding achievements in the companies in which they have served as executives and directors. The Board's nominees have experience in a broad range of industries and bring substantial business experience and knowledge to the Company's Board.

THE BOARD'S NOMINEES

     The following sets forth information on your Board's nominees for election as directors at the Annual Meeting:

       NAME AND AGE          PRINCIPAL OCCUPATION FOR PAST FIVE YEARS   DIRECTOR SINCE      COMMITTEE MEMBERSHIP
---------------------------  ----------------------------------------  -----------------  ------------------------
DIRECTOR NOMINEES FOR THIS ANNUAL MEETING
Bettye Martin Musham (69)    Chairwoman, Chief Executive Officer of    November 4, 1998   Audit and Governance &
                             Gear Holdings, Inc., a private design,                       Nominating
                             licensing and marketing company which
                             develops and implements brands through
                             design and marketing strategies, since
                             1977.(1)
Andrew J. McKenna, Jr. (44)  President and Chief Operating Officer of  November 4, 1998   Compensation (Chairman)
                             Schwarz Paper Company, Inc., a private
                             company providing packaging products and
                             distribution services, since May 1996.
                             Vice President of Marketing with Schwarz
                             from 1988 to 1996.
DIRECTORS WITH TERMS EXPIRING AT THE 2002 ANNUAL MEETING
Neele E. Stearns, Jr. (65)   Chairman of Financial Investments         November 6, 1996   Audit, Executive and
                             Corporation, a private equity investment                     Governance & Nominating
                             firm, in 2001. Chairman of the Board of                      (Chairman)
                             the Company from January 2000 to
                             November 2000. Previously President and
                             Chief Executive Officer of CC
                             Industries, Inc., a holding company with
                             operations in envelope manufacturing,
                             home furnishings and casual furniture,
                             and real estate development and
                             management. Director of Wallace from
                             1990 to 1995.(2)
Michael T. Riordan (51)      Chairman, President and CEO of Paragon    November 3, 1999   Compensation and
                             Trade Brands, Inc., a public company                         Governance & Nominating
                             that manufactures private label diapers
                             and training pants, since May 2000.
                             Previously held various management
                             positions, including President and COO
                             of Fort James Corporation, a
                             manufacturer of paper and paper products
                             and Chairman, President and CEO of Fort
                             Howard Corporation.(3)
DIRECTORS WITH TERMS EXPIRING AT THE 2003 ANNUAL MEETING
William J. Devers, Jr. (67)  Chairman of Devers Group, Inc., a         April 17, 2000     Compensation
                             private investment company focusing on
                             high-tech startup companies, since 1983.
John C. Pope (52)            Chairman PFI Group, LLC, a private        July 8, 1996       Audit (Chairman),
                             investment firm, since 1994. From 1995                       Executive and Governance
                             to 1999 Chairman of MotivePower                              & Nominating
                             Industries, Inc., a manufacturer and
                             remanufacturer of locomotives and
                             locomotive components.(4)

       NAME AND AGE          PRINCIPAL OCCUPATION FOR PAST FIVE YEARS   DIRECTOR SINCE      COMMITTEE MEMBERSHIP
---------------------------  ----------------------------------------  -----------------  ------------------------
M. David Jones (54)          Chairman and Chief Executive Officer of   November 27, 2000  Executive (Chairman)
                             the Company since November 2000. Vice
                             President--Filtration Group and
                             President of Fleetguard/Nelson, Inc.,
                             the filtration division of Cummins
                             Engine Company, 1996 to 2000.

------------------------------
(1) Ms. Martin Musham is also a director of Brunswick Corporation and Footstar, Inc.

(2) Mr. Stearns is also a director of Maytag Corporation and Footstar, Inc.

(3) Mr. Riordan is also a director of The Dial Corporation and American Medical Security Group, Inc.

(4) Mr. Pope is also a director of Air Canada, Dollar Thrifty Automotive Group, Inc., Federal-Mogul Corp., Kraft Foods, Inc., Per Se Technologies, Inc. and Waste Management, Inc.

     The Company's By-laws permit nominations for election of directors to be made by the Board of Directors, by a nominating committee of the Board of Directors or by any stockholder having the right to vote in the election of directors. However, the Company's By-laws provide that, in the case of any nomination by a stockholder at an annual meeting, written notice (satisfying certain requirements specified in the Company's By-laws) of the stockholder's intention to make the nomination must be given to the Secretary of the Company not later than 90 days prior to the annual meeting. The chairman of an annual meeting may refuse to acknowledge the nomination of any person that is not made in compliance with the procedures set forth in the Company's By-laws.

MEETINGS OF THE BOARD AND ITS COMMITTEES

     During fiscal year 2001, the Board of Directors met eleven times, the Audit Committee met four times, the Compensation Committee met six times and the Corporate Governance and Nominating Committee met four times. The Executive Committee did not meet during fiscal year 2001. Each of the incumbent directors attended at least 75% of the meetings of the Board of Directors and its Committees on which such director served during fiscal year 2001.

     The Audit Committee is responsible for recommending to the Board of Directors the appointment of independent public accountants (subject to ratification by the stockholders); reviewing the fees charged by the Company's independent public accountants; reviewing the Company's annual financial statements prior to submission to the Board of Directors; reviewing the scope and results of the Company's annual audits; and certain other matters concerning the Company's accounting and financial affairs as specified in the Company's By-laws and the Audit Committee Charter. Two out of the three directors composing the Audit Committee meet the New York Stock Exchange's definition of independence. Mr. Stearns does not meet the independence standards as a result of his serving as an employee of the Company during the search for a new Chief Executive Officer. In light of the transitional nature of Mr. Stearns' service and his extensive accounting experience and knowledge of the Company, the Board of Directors determined that his appointment to the Audit Committee was in the best interest of the Company.

     The Compensation Committee, consisting of three non-employee directors, is responsible for reviewing and recommending to the Board of Directors the salaries of officers and key managers of the Company; reviewing and recommending incentive bonus, stock option, stock incentive, retirement, and welfare plans and programs for officers and key managers of the Company; and certain other matters concerning the performance and compensation of the Company's management employees as specified in the Company's By-laws and the Compensation Committee Charter. The Compensation Committee also serves as the committee of the Company's Board of Directors that administers the Company's stock incentive plans.

     The Corporate Governance and Nominating Committee, consisting of four non-employee directors, is responsible for recommending to the Board of Directors nominees for election at the annual meetings or to fill vacancies on the Board; succession planning with respect to executive management; and certain other matters concerning the governance of the Company as set forth in the Corporate Governance and Nominating Committee Charter.

     The Executive Committee is authorized, subject to certain limitations imposed by law and in the Company's By-laws, to exercise the powers and authority of, and act in lieu of, the Board of Directors in the management and direction of the Company's business affairs.

     The Executive Search Committee was a committee formed for the purpose of identifying, interviewing and, subject to the approval of the full Board of Directors, hiring a permanent Chief Executive Officer of the Company. The Executive Search Committee is not a standing committee and was eliminated in November 2000 upon the hiring of a new Chief Executive Officer.

COMPENSATION OF DIRECTORS

     During fiscal year 2001, each non-employee director received an annual director's fee of $25,000, 40% of which was payable in Common Stock. Each non-employee director also received a fee of $1,000 plus expenses for each meeting of the Board of Directors and its Committees that the director attended. Each chairperson of a Board Committee received an additional $2,000 per year. In addition, in fiscal year 2001, Mr. McKenna received $15,000 in director's fees and Messrs. Pope and Devers each received $10,000 in director's fees for their service on the Executive Search Committee.

     Effective fiscal year 2002, the Company terminated the Wallace Computer Services, Inc. Retirement Plan for Outside Directors (the "Retirement Plan") and increased the annual retainer fee to $31,000, approximately 52% of which will be payable in Common Stock. Under the Retirement Plan, outside directors were eligible to receive benefits, provided they complete five years of service as outside directors of the Company. The retirement benefit of $25,000 per year commences upon the retirement of a participating director, continues for the lesser of ten years or the number of years of service accrued under the Retirement Plan, and ceases upon the death of the participating director. As a part of the termination of the Retirement Plan, additional benefits will no longer accrue but directors will be permitted to use continued service to meet the five-year vesting requirement and will be deemed to have met the service requirement if they serve until the mandatory retirement age of 70. As of the end of fiscal year 2001, the Company has accrued an estimated amount of retirement benefits under the Retirement Plan.

     The Company maintains the Directors Retainer Fee Plan whereby the Company's directors are eligible to receive their annual retainer fee, chairperson fees, and meeting fees in Common Stock in lieu of cash. The Company will use the fees, otherwise payable to the director, to purchase treasury shares. Treasury shares will be purchased from the Company at the closing market price of the Common Stock on the date that annual fees or quarterly retainer installments would otherwise be payable. At the election of the director, the purchased shares will either be distributed annually or deferred until after retirement.

     The Company maintained a Deferred Compensation/Capital Accumulation Plan for Directors for each of calendar years 1993 through 2000 in which all incumbent directors were eligible to participate. Each participating director was allowed to elect to defer the entire cash portion of his or her annual director's fee, chairperson fee and meeting fees. Subject to certain conditions, the amount of fees deferred bears interest, compounded annually, at 12% per annum. A participating director was entitled to receive payment of the undistributed amount of such director's deferral account in either fifteen annual installments beginning at age 65 or, if a participating director so elected, in ten annual installments beginning at age 70. If a participating director had not previously begun to receive installment payments from the director's deferral account, the director will receive an interim distribution from the deferral account in both the seventh and the eighth years following the deferral year in an amount equal to the amount of fees that the director deferred. Beginning in calendar year 2001, the Deferred Compensation/Capital Accumulation Plan has been discontinued for directors.

     Pursuant to the Wallace Computer Services, Inc. 1997 Stock Incentive Plan (the "1997 Plan"), at an annual meeting of stockholders or, if later, on the date on which a person is first elected or begins to serve as a non-employee director, and on the date of each annual meeting of stockholders thereafter, each non-employee director will be granted an option to purchase 2,000 shares of Common Stock (which number will be prorated if such non-employee director is first elected or begins to serve as a non-employee director on a date other than the date of an annual meeting of stockholders) at a purchase price per share equal to the fair market value of a share of Common Stock on the date of grant of such option. Each option granted to a non-employee director will become exercisable for one-fourth of the shares of Common Stock subject to such option on the first day of February, and an additional one-fourth thereof will become exercisable on the first day of May, August and November, next following its date of grant, provided that such option shall become fully exercisable in the event of a Material Change (as such term is defined in the 1997 Plan). Upon the approval of the 2001 Stock Incentive Plan by the Company's stockholders, non-employee directors will no longer be able to receive option grants under the 1997 Plan.

     From January 18, 2000 to November 27, 2000, Mr. Neele Stearns served as an employee of the Company in the position of Chairman of the Board. During his tenure as Chairman, Mr. Stearns devoted his full-time attention to the affairs of the Company. After the appointment of Mr. Jones as Chairman and Chief Executive Officer, Mr. Stearns provided transitional assistance until January 31, 2001. Mr. Stearns was compensated $30,000 per month during fiscal year 2001 and, upon completion of his services as an employee in January 2001, received a bonus of $68,387.

                                     ITEM 2

               PROPOSAL TO APPROVE THE 2001 STOCK INCENTIVE PLAN

GENERAL

     At its meeting on September 12, 2001, the Board of Directors approved the Wallace Computer Services, Inc. 2001 Stock Incentive Plan (the "2001 Plan") and is now proposing the 2001 Plan for stockholder approval. The purposes of the 2001 Plan are (i) to align the interests of the Company's stockholders and the recipients of awards under the 2001 Plan by increasing the proprietary interest of such recipients in the Company's growth and success, (ii) to advance the interests of the Company by attracting and retaining directors, officers and other employees and (iii) to motivate such persons to act in the long-term best interests of the Company and its stockholders. Under the 2001 Plan, officers and other employees of the Company and its subsidiaries may be granted non-qualified stock options, incentive stock options (within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code")), stock appreciation rights ("SARs"), restricted stock, unrestricted stock and performance shares. All employees of the Company and its subsidiaries (approximately 8,228 persons) and non-employee directors will be eligible to participate in the 2001 Plan.

     If the 2001 Plan is approved by stockholders, on the date of each annual meeting of stockholders of the Company, commencing with this Annual Meeting, a non-qualified stock option to purchase 2,000 shares of Common Stock will be granted to each non-employee director of the Company immediately following such annual meeting, and the 1997 Plan will be amended to provide that non-employee directors of the Company no longer will be granted annual awards of non-qualified stock options.

     The following is a summary of the 2001 Plan, which is qualified in its entirety by reference to the complete text of the 2001 Plan which is attached as Appendix B and incorporated herein by reference.

STOCKHOLDER VOTE REQUIRED AND BOARD OF DIRECTORS RECOMMENDATION

     The approval of the 2001 Plan requires the affirmative vote of the holders of a majority of the shares of Common Stock represented at the Annual Meeting, in person or by proxy, and entitled to vote thereon. Unless otherwise instructed, the proxy holders will vote the proxies received by them "FOR" approval of the 2001 Plan.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THE WALLACE COMPUTER SERVICES, INC. 2001 STOCK INCENTIVE PLAN.

DESCRIPTION OF THE 2001 PLAN

     Administration. The 2001 Plan will be administered by a committee of the Board of Directors (the "Committee") consisting of at least two directors who are "non-employee directors" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and "outside directors" within the meaning of Section 162(m) of the Code. Subject to the express provisions of the 2001 Plan, and except for options granted automatically to non-employee directors, the Committee will have the authority
(i) to select eligible officers and other employees to receive awards under the 2001 Plan and (ii) to determine the terms and conditions of each award. Each award will be evidenced by a written agreement between the Company and the recipient of the award setting forth the terms and conditions of the award. The Committee also will have authority to prescribe rules and regulations for administering the 2001 Plan and to decide questions of interpretation or application of any provision of the 2001 Plan. In addition, the Committee may impose, incidental to the grant of an award, conditions with respect to the award, such as limiting competitive employment or other activities, and may accelerate the exercisability or vesting of outstanding awards. Except with respect to awards to persons whose compensation is likely to be subject to the $1 million deduction limit under Section 162(m) of the Code, and persons subject to Section 16 of the Exchange Act, the Committee may delegate some or all of its power and authority to administer the 2001 Plan to the Chief Executive Officer or other executive officers of the Company.

     Except in connection with a change in the Company's capital structure or similar event, the Committee may not, without stockholder approval, reduce the exercise price of an outstanding option or base price of an outstanding SAR or cancel outstanding options or SARs and grant substitute awards with lower exercise or base prices.

     Available Shares. Under the 2001 Plan, 1,635,735 shares of Common Stock are available for the grant of awards, of which 250,000 shares of Common Stock are available for awards of restricted stock, unrestricted stock and performance shares. Currently, 364,265 shares are available for the future grant of stock options under the 1997 Plan. Accordingly, if the 2001 Plan is approved by the stockholders, an aggregate of 2,000,000 shares will be available for the future grant of awards under the 2001 Plan and the 1997 Plan combined.

     The number of shares of Common Stock available for awards under the 2001 Plan and the terms of each outstanding award will be adjusted in the event of a stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a regular cash dividend. To the extent that shares of Common Stock subject to an outstanding option (except to the extent shares of Common Stock are issued or delivered by the Company in connection with the exercise of a tandem SAR), free-standing SAR, unrestricted stock award, restricted stock award or performance share award are not issued or delivered by reason of the expiration, termination, cancellation or forfeiture of such award, then such shares of Common Stock again will be available for awards under the 2001 Plan.

     The maximum number of shares of Common Stock with respect to which options or SARs or a combination thereof may be granted under the 2001 Plan during any calendar year to any participant is 200,000, subject to adjustment as described above. The maximum number of shares of Common Stock with respect to which restricted stock awards subject to performance measures, or with respect to which performance share awards, may be granted under the 2001 Plan during any calendar year to any participant in each case is 50,000, subject to adjustment as described above.

     Change in Control. In the event of (i) certain acquisitions of 35% or more of the then outstanding shares of Common Stock, (ii) a change in the Board of Directors resulting in the incumbent directors ceasing to constitute at least a majority of the Board of Directors, (iii) the consummation of a reorganization, merger or consolidation or sale or disposition of all or substantially all of the assets of the Company (unless, among other conditions, the Company's stockholders receive more than 65% of the stock of the resulting company) or
(iv) the consummation of a liquidation or dissolution of the Company, all outstanding awards will be surrendered to the Company in exchange for a cash payment except, in the case of a merger or similar transaction in which the stockholders receive publicly traded common stock, all outstanding options and SARs immediately will become exercisable in full, all other awards immediately will vest, all performance measures will be deemed satisfied at the maximum level and each option, SAR and other award will represent a right to acquire the appropriate number of shares of common stock received in the merger or similar transaction.

     Effective Date, Termination and Amendment. If approved by stockholders, the 2001 Plan will be effective as of December 5, 2001, the date of such approval. The 2001 Plan will terminate on December 5, 2011, unless terminated earlier by the Board of Directors. The Board of Directors may amend the 2001 Plan at any time, subject to any requirement of stockholder approval required by applicable law and provided that no amendment may be made without stockholder approval if such amendment would (i) increase the number of shares of Common Stock available under the 2001 Plan, (ii) effect any change inconsistent with Section 422 of the Code or (iii) extend the term of the 2001 Plan.

     Stock Options and Stock Appreciation Rights--General. Under the 2001 Plan, the Committee may grant to eligible participants non-qualified stock options and incentive stock options to purchase shares of Common Stock. The Committee also may grant SARs either independently of, or in tandem with, a stock option. The exercise of an SAR entitles the holder to receive shares of Common Stock (which may be restricted stock), cash or a combination thereof with a value equal to the difference between the fair market value of the Common Stock on the exercise date and the base price of the SAR. Except for non-qualified stock options automatically granted to non-employee directors, the Committee will determine the terms of each option and SAR, including the number and exercise price or base price of the shares subject to the option or SAR, the term of the option or SAR and the conditions to the exercisability of the option or SAR, subject to the limitations set forth below. Upon exercise of an option, the purchase price must be paid in the manner set forth in the agreement relating to the option. Such agreement may provide for payment (i) in cash, (ii) by delivery of certain previously-acquired shares of Common Stock, (iii) by delivery of an irrevocable notice of exercise to a broker-dealer acceptable to the Company or (iv) by a combination of cash and delivery of certain previously-acquired shares of Common Stock.

     Non-Qualified Stock Options and Stock Appreciation Rights. The exercise price of a non-qualified stock option and the base price of an SAR will be determined by the Committee, provided that, in either case, the price per share will not be less than 100% of the fair market value of a share of Common Stock on the date of grant and provided further that the base price of an SAR granted in tandem with an option will be the exercise price of the related option.

     If the holder of a non-qualified stock option or SAR terminates employment or service by reason of disability or death, unless otherwise specified in the agreement relating to such option or SAR, such option or SAR will be fully exercisable and may thereafter be exercised until the earlier of (i) the date which is one year after the date of such termination (or such other period set forth in the award agreement) and (ii) the expiration of such option or SAR. If the holder of a non-qualified stock option or SAR terminates employment or service by reason of retirement on or after age 60 or on or after age 55 after a minimum of 20 years of employment with or service to the Company ("Retirement"), unless otherwise specified in the agreement relating to such option or SAR, such option or SAR will be exercisable only to the extent that such option or SAR is exercisable on the effective date of such termination and may thereafter be exercised until the earlier of (i) the date which is two years after the date of such termination (or such other period set forth in the award agreement) and
(ii) the expiration of such option or SAR. If the employment or service of a holder of a non-qualified stock option or SAR is terminated by the Company for cause, such option or SAR automatically will be canceled on the date of such termination. If the holder of a non-qualified stock option or SAR terminates employment or service for any reason other than disability, death, Retirement or for cause, unless otherwise specified in the agreement relating to such option or SAR, such option or SAR will be exercisable only to the extent that such option or SAR is exercisable on the effective date of such termination and may thereafter be exercised until the earlier of (i) the date which is three months after the date of such termination (or such other period set forth in the award agreement) and (ii) the expiration of such option or SAR. If the holder of a non-qualified stock option or SAR dies during the period of exercisability of such option or SAR following termination of employment or service by reason of disability, Retirement or for any other reason other than for cause, unless otherwise set forth in the award agreement, such option or SAR will be exercisable only to the extent that such option or SAR is exercisable on the date of the holder's death and may thereafter be exercised until the earlier of (i) the date which is one year after the date of the holder's death (or such other period set forth in the award agreement) and (ii) the expiration of such option or SAR.

     Incentive Stock Options. No incentive stock option will be exercisable later than 10 years after its date of grant, and in the case of a recipient of an incentive stock option who owns more than 10% of the voting power of all shares of capital stock of the Company (a "ten percent holder"), the option must be exercised no later than five years after its date of grant. The exercise price of an incentive stock option will not be less than 100% of the fair market value of the Common Stock on the date of grant of such option, provided that if the recipient of an incentive stock option is a ten percent holder, the exercise price will be not less than the price required by the Code, currently 110% of the fair market value of the Common Stock on its date of grant. To the extent that the aggregate fair market value of Common Stock with respect to which an incentive stock option is exercisable for the first time by an individual during a calendar year exceeds the amount established by the Code, currently $100,000, such option will be treated as a non-qualified stock option.

     If the holder of an incentive stock option terminates employment by reason of permanent and total disability (as defined in Section 22(e)(3) of the Code), unless otherwise specified in the option agreement, such option will be fully exercisable and may thereafter be exercised until the earlier of (i) the date which is one year after the date of such termination (or such shorter period set forth in the option agreement) and (ii) the expiration of such option. If the holder of an incentive stock option terminates employment by reason of death, unless otherwise specified in the option agreement, such option will be fully exercisable and may thereafter be exercised until the earlier of (i) the date which is one year after the date of death (or such other period set forth in the option agreement) and (ii) the expiration of such option. If the employment of a holder of an incentive stock option is terminated by the Company for cause, such option automatically will be canceled on the date of such termination. If the holder of an incentive stock option terminates employment for any reason other than permanent and total disability, death or for cause, unless otherwise specified in the option agreement, such option will be exercisable to the same extent as set forth above with respect to non-qualified stock options and may thereafter be exercised until the earlier of (i) the date which is three months after the date of such termination and (ii) the expiration of such option. If the holder of an incentive stock option dies during the period of exercisability of such option following termination of employment by reason of permanent and total disability or for any other reason other than for cause, unless otherwise set forth in the option agreement, such option will be exercisable only to the extent that such option is exercisable on the date of the holder's death and may thereafter be exercised until the earlier of (i) the date which is one year after the date of the holder's death (or such other period set forth in the option agreement) and (ii) the expiration of such option.

     Non-Employee Director Options. Under the 2001 Plan, on December 5, 2001 (or, if later, on the date on which a person is first elected or begins to serve as a non-employee director of the Company other than by reason of termination of employment), and, thereafter, on the date of each annual meeting of stockholders of the Company, each person who is a non-employee director of the Company immediately after such meeting of stockholders will be granted a non-qualified stock option to purchase 2,000 shares of Common Stock (which amount will be pro-rated if such non-employee director is first elected or begins to serve as a non-employee director on a date other than the date of an annual meeting of stockholders) at a purchase price per share equal to 100% of the fair market value of a share of Common Stock on the date of grant of such option. Each option granted to a non-employee director will become exercisable for one-fourth of the shares of Common Stock subject to such option on the first day of February, and an additional one-fourth thereof will become exercisable on the first day of May, August and November, next following its date of grant; provided, however, that the option will become fully exercisable not later than the earlier to occur of (i) the day before the Company's annual meeting of stockholders next following the date of grant and (ii) one year following the date of grant. Each option granted to a non-employee director will expire 10 years after its date of grant. The number of shares subject to the option annually granted to a non-employee director is subject to adjustment in the event of a change in the Company's capital structure or similar event.

     If the holder of a non-employee director option ceases to be a director of the Company by reason of disability or death, such non-employee director option will be fully exercisable and may thereafter be exercised until the earlier of (i) the date which is one year after the date such holder ceased to be a director and (ii) the expiration of such option. If the holder of a non-employee director option ceases to be a director of the Company on or after age 70, such non-employee director option will be exercisable only to the extent that such option is exercisable on the effective date of such holder's ceasing to be a director and may thereafter be exercised until the earlier of
(i) the date which is two years after the date such holder ceased to be a director and (ii) the expiration of such option. If the holder of a non-employee director option ceases to be a director of the Company for any other reason, such non-employee director option will be exercisable only to the extent that such option is exercisable on the effective date of such holder's ceasing to be a director and may thereafter be exercised until the earlier of (i) the date which is three months after the date such holder ceased to be a director and
(ii) the expiration of such option. If the holder of a non-employee director option dies during the period of exercisability of such option following such holder's ceasing to be a director of the Company by reason of disability, on or after age 70, or for any other reason, such non-employee director option will be exercisable only to the extent that such option is exercisable on the date of the holder's death and may thereafter be exercised until the earlier of (i) the date which is one year after the date of the holder's death and (ii) the expiration of such option.

     Unrestricted Stock and Restricted Stock Awards. Under the 2001 Plan, the Committee may grant (i) unrestricted stock awards, which are vested upon grant, and (ii) stock awards which are subject to a restriction period ("restricted stock"). An award of restricted stock may be conditioned upon, or subject to, attainment of pre-established performance measures. Shares of restricted stock generally are subject to forfeiture if the holder does not remain continuously in the employment of or service to the Company during the restriction period or, if the restricted stock is subject to performance measures, if such performance measures are not attained during the restriction period; provided, however, that in the event of the termination of employment or service of a holder of a restricted stock award, any cancellation or forfeiture of the portion of the restricted stock award which is then subject to a restriction period will be subject to the terms set forth in the agreement relating to such award. Unless otherwise set forth in an award agreement, the holder of a restricted stock award will have rights as a stockholder of the Company, including the right to vote and receive dividends with respect to the shares of restricted stock.

     Performance Share Awards. Under the 2001 Plan, the Committee also may grant performance share awards. Each performance share represents a right, contingent upon the attainment of pre-established performance measures within a specified performance period, to receive one share of Common Stock, which may be restricted stock, or the fair market value of such share of Common Stock in cash. Prior to the settlement of a performance share award in shares of Common Stock, the holder of such award will have no rights as a stockholder of the Company with respect to the shares of Common Stock subject to the award. Performance shares generally are subject to forfeiture if the pre-established performance measures are not attained during the performance period; provided, however, that in the event of the termination of employment or service of a holder of a performance share award, any cancellation or forfeiture of the portion of the performance share award which is then subject to a performance period will be subject to the terms set forth in the agreement relating to such award.

     Performance Measures. Under the 2001 Plan, the vesting or payment of performance share awards and the vesting of certain restricted stock awards will be subject to the satisfaction of performance measures. The exercisability of stock options or SARs also may be subject to the satisfaction of performance measures. Under the 2001 Plan, such performance measures may include the following: Common Stock value, earnings per share, return to stockholders (including dividends), return on assets, return on equity, earnings of the Company, revenues, market share, cash flow, cost reduction goals or any combination of the foregoing. The performance measures applicable to a particular award will be determined by the Committee. No performance measures currently have been designated by the Committee in connection with any award to be granted under the 2001 Plan.

     Nontransferability. Unless otherwise specified in the agreement relating to an award, no award granted under the 2001 Plan will be transferable other than by will, the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a brief summary of the United States federal income tax consequences of awards made under the 2001 Plan. The following should not be relied upon as being a complete description of such consequences and does not address the state, local or other tax consequences of awards made under the 2001 Plan.

     Stock Options. A participant will not recognize taxable income at the time of grant of a stock option. A participant will recognize compensation taxable as ordinary income upon exercise of a non-qualified stock option equal to the excess of the fair market value, on the date of exercise, of the shares purchased over their exercise price, and the Company generally will be entitled to a corresponding deduction. A participant will not recognize taxable income (except for purposes of the alternative minimum tax) upon exercise of an incentive stock option. If the shares acquired by exercise of an incentive stock option are held for the longer of two years from the date the option was granted and one year from the date the shares were transferred to the participant, any gain or loss arising from a subsequent disposition of such shares will be taxed as long-term capital gain or loss, and the Company will not be entitled to any deduction. If, however, such shares are disposed of within the above-described period, then in the year of such disposition the participant will recognize compensation taxable as ordinary income equal to the excess of the lesser of (i) the amount realized upon such disposition and (ii) the fair market value of such shares on the date of exercise over the exercise price, and the Company generally will be entitled to a corresponding deduction.

     SARs. A participant will not recognize taxable income at the time of grant of an SAR. A participant will recognize compensation taxable as ordinary income upon exercise of an SAR equal to the fair market value of any shares delivered and the amount of any cash paid by the Company upon such exercise, and the Company generally will be entitled to a corresponding deduction.

     Restricted Stock. A participant will not recognize taxable income at the time of grant of shares of restricted stock and the Company will not be entitled to a deduction at such time, unless the participant makes an election to be taxed at the time the shares of restricted stock are granted. If such election is not made, the participant will recognize compensation taxable as ordinary income at the time the restrictions lapse in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. The amount of ordinary income recognized by a participant by making the above-described election or upon the lapse of the restrictions is deductible by the Company as a compensation expense, except to the extent the deduction limits of Section 162(m) of the Code apply. In addition, a participant receiving dividends with respect to restricted stock for which the above-described election has not been made and prior to the time the restrictions lapse will recognize compensation taxable as ordinary income, rather than dividend income, in an amount equal to the dividends paid and the Company will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) of the Code apply.

     Unrestricted Stock. A participant will recognize compensation taxable as ordinary income at the time of grant of shares of unrestricted stock in an amount equal to the then fair market value of such shares, and the Company will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) of the Code apply.

     Performance Shares. A participant will not recognize taxable income at the time of grant of performance shares. Upon the settlement of performance shares, a participant will recognize compensation taxable as ordinary income equal to the fair market value of any shares delivered and the amount of any cash paid by the Company, and the Company generally will be entitled to a corresponding deduction.

     Tax Withholding. The compensation taxable as ordinary income recognized by a participant (other than a non-employee director) in connection with an award under the 2001 Plan will be subject to withholding of tax by the Company.

     Section 162(m) of the Code. Section 162(m) of the Code generally limits to $1 million the amount that a publicly held corporation is allowed each year to deduct for the compensation paid to each of the corporation's Chief Executive Officer and the corporation's four most highly compensated executive officers other than the Chief Executive Officer. However, certain types of compensation paid to such executives are not subject to the $1 million deduction limit. One such type is "qualified performance-based compensation." Qualified performance-based compensation must satisfy all of the following requirements: (i) the compensation must be payable solely on account of the attainment of pre-established objective performance measures, (ii) the performance measures must be determined by a committee consisting solely of two or more "outside directors," (iii) the material terms under which the compensation is to be paid, including the performance measures, must be approved by a majority of the corporation's stockholders and (iv) the committee administering the plan must certify that the applicable performance measures were satisfied before payment of any performance-based compensation is made. The Committee will consist solely of two or more "outside directors" as defined for purposes of Section 162(m) of the Code. As a result, and based on regulations published by the United States Department of the Treasury, certain compensation under the 2001 Plan, such as that payable with respect to options, SARs, restricted stock with restrictions based upon the attainment of performance measures and performance awards, is not expected to be subject to the $1 million deduction limit under Section 162(m) of the Code, but other compensation under the 2001 Plan, such as that payable with respect to unrestricted stock and restricted stock with restrictions not based upon the attainment of performance measures, is expected to be subject to such limit.

BENEFITS TABLE

     The following table sets forth the number of shares of Common Stock underlying options which automatically would be granted under the 2001 Plan to non-employee directors on the date of each annual meeting of stockholders beginning with the Annual Meeting if the 2001 Plan is approved by stockholders. No determination has been made by the Committee regarding future awards under the 2001 Plan to officers and other employees.

                           2001 STOCK INCENTIVE PLAN

                          POSITION                              DOLLAR VALUE($)    NUMBER OF SHARES
------------------------------------------------------------    ---------------    ----------------
All Non-Employee Directors as a Group (six persons)               $199,200(1)           12,000

------------------------------
(1) The exercise price per share of options automatically granted to non-employee directors would be 100% of the fair market value of a share of Common Stock on the date of grant of the option. On October 23, 2001, the closing sale price per share of Common Stock on the New York Stock Exchange was $16.60. The general terms of each option are described above under "Description of the 2001 Plan -- Non-Employee Director Options."

                                     ITEM 3

         RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     Upon the recommendation of the Audit Committee and subject to ratification by the stockholders, the Board of Directors has appointed Arthur Andersen LLP ("Arthur Andersen") as independent public accountants for the Company for fiscal year 2002.

     Arthur Andersen has served as the Company's independent public accountants since fiscal year 1960. Representatives of Arthur Andersen are expected to be present at the Annual Meeting with the opportunity to make a statement, if they so desire, and such representatives will be available to respond to appropriate questions from the stockholders.

AUDIT FEES

     The aggregate fees billed to the Company by Arthur Andersen as the Company's independent public accountants for the audit of the fiscal year 2001 financial statements and for the review of the interim financial statements included in the Company's fiscal year 2001 quarterly reports on Form 10-Q totaled $338,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     The Company did not engage Arthur Andersen to provide professional services to the Company relating to financial information systems design and implementation during fiscal year 2001.

ALL OTHER FEES

     The aggregate fees billed to the Company by Arthur Andersen for services rendered to the Company during fiscal year 2001, other than the services described under "Audit Fees" and "Financial Information Systems Design and Implementation Fees," totaled $1,500,000. These services included internal auditing services, tax consulting services, compensation consulting services and acquisition consulting services.

     As set forth in the Audit Committee Report on page 22, the Audit Committee has considered the provision of non-audit services described in "All Other Fees" and has determined it is compatible with maintaining the independence of Arthur Andersen. The Audit Committee will consider in advance of the provision of any significant non-audit services by Arthur Andersen whether the provision of such services is compatible with maintaining the independence of such accountants.

                       COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth the cash compensation and certain other components of compensation for fiscal years 2001, 2000, and 1999 for the Chief Executive Officer and the other four most highly compensated executive officers of the Company for the fiscal year ended July 31, 2001 (the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                                LONG-TERM
                                              ANNUAL COMPENSATION          COMPENSATION AWARDS
                                             ---------------------    -----------------------------
                                                                        AWARDS          PAYOUTS
                                                                      ----------    ---------------
                                                                      SECURITIES
                                   FISCAL                             UNDERLYING                          ALL OTHER
  NAME AND PRINCIPAL POSITION       YEAR     SALARY(1)    BONUS(1)    OPTIONS(2)    LTIP PAYOUTS(3)    COMPENSATION(4)
-------------------------------    ------    ---------    --------    ----------    ---------------    ---------------
M. David Jones*                     2001     $358,050     $ 80,000     150,000         $      0            $     0
  Chairman and                      2000            0            0           0                0                  0
  Chief Executive Officer           1999            0            0           0                0                  0
Michael O. Duffield                 2001      404,168      202,582(5)   35,000                0             57,984
  President and                     2000      370,000      112,500      55,000                0             70,472
  Chief Operating Officer           1999      342,500      155,250      75,000          167,000             66,794
Thomas G. Brooker                   2001      258,334       44,304      25,000                0             28,619
  Vice President-                   2000      248,108       43,750      25,000                0             41,728
  Corporate Sales                   1999      234,705       75,375      10,000          185,000             37,450
Wayne E. Richter                    2001      235,000       65,163      25,000                0             29,840
  Senior Vice President-            2000      218,333       45,000      25,000                0             34,666
  Forms & Labels Segment            1999      182,500      130,625      25,000                0             29,873
Michael A. Anderson                 2001      227,500       47,612      25,000                0             15,186
  Senior Vice President-            2000      185,116       45,150      25,000                0             20,432
  Integrated Graphics               1999      160,370       35,000       6,000                0             18,635
  Segment

------------------------------
 *  Mr. Jones became an employee of the Company on November 27, 2000.

(1) Compensation deferred at the election of the executive officer pursuant to Deferred Compensation/ Capital Accumulation Plans established by the Company for the calendar years 2001, 2000 and 1999 is included in the relevant salary and bonus columns.

(2) Represents the number of shares of Common Stock for which options were granted to each executive officer in fiscal years 2001, 2000 and 1999 under the 1997 Plan.

(3) Indicates compensation paid on September 16, 1999 for awards made during fiscal year 1997 and September 16, 1998 for awards made during fiscal year 1996 pursuant to the Company's Long-Term Performance Plan ("Long-Term Performance Plan"). The Long-Term Performance Plan was discontinued in fiscal year 1997. At the time that the Long-Term Performance Plan was discontinued, the awards for 1996 and 1997 were fixed at the then current level.

(4) All Other Compensation includes (a) Company contributions under the Company's Profit Sharing and Retirement Plan, (b) Company contributions under the Company's Supplemental Profit Sharing Plan, (c) above-market accrued interest on compensation deferred under the Company's Deferred Compensation/Capital Accumulation Plans to the extent that such accrued interest exceeds interest that would have accrued on such deferred compensation at market interest rates and (d) premiums paid for split dollar life insurance polices. It is anticipated that the Company will recover the cost of the premiums on these policies or the cash surrender value thereof. The amounts of All Other Compensation for each of the components discussed above were as follows:

                  PROFIT SHARING AND   SUPPLEMENTAL PROFIT     ABOVE-MARKET     PREMIUMS PAID FOR SPLIT
FISCAL YEAR 2001   RETIREMENT PLAN        SHARING PLAN       ACCRUED INTEREST    DOLLAR LIFE INSURANCE
----------------  ------------------   -------------------   ----------------   -----------------------
Mr. Jones               $    0               $    0              $     0                $    0
Mr. Duffield             6,623                7,952               36,855                 6,554
Mr. Brooker              5,959                7,055               10,576                 5,029
Mr. Richter              5,959                2,973               15,339                 5,569
Mr. Anderson             5,959                2,453                2,630                 4,144

                  PROFIT SHARING AND   SUPPLEMENTAL PROFIT     ABOVE-MARKET     PREMIUMS PAID FOR SPLIT
FISCAL YEAR 2000   RETIREMENT PLAN        SHARING PLAN       ACCRUED INTEREST    DOLLAR LIFE INSURANCE
----------------  ------------------   -------------------   ----------------   -----------------------
Mr. Jones              $     0               $     0             $     0                $    0
Mr. Duffield            15,140                21,528              27,471                 6,333
Mr. Brooker             13,408                14,311               9,149                 4,860
Mr. Richter             13,408                 4,160              11,717                 5,381
Mr. Anderson            13,408                 1,182               1,837                 4,005

                  PROFIT SHARING AND   SUPPLEMENTAL PROFIT     ABOVE-MARKET     PREMIUMS PAID FOR SPLIT
FISCAL YEAR 1999   RETIREMENT PLAN        SHARING PLAN       ACCRUED INTEREST    DOLLAR LIFE INSURANCE
----------------  ------------------   -------------------   ----------------   -----------------------
Mr. Jones              $     0               $     0             $     0                $    0
Mr. Duffield            15,164                22,748              22,709                 6,173
Mr. Brooker             13,353                11,481               7,879                 4,737
Mr. Richter             13,353                 3,176               8,098                 5,246
Mr. Anderson            13,308                     0               1,423                 3,904

(5) Included in this amount is a special bonus of $100,000 paid to Mr. Duffield in recognition of his assumption of duties as the interim Chief Executive Officer. Mr. Duffield served as interim Chief Executive Officer from January to November 2000.

OPTION GRANTS FOR FISCAL YEAR 2001

     The following table sets forth information with respect to options granted to the Named Executive Officers in fiscal year 2001 to purchase shares of Common Stock under the 1997 Plan.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                PERCENT OF
                                 NUMBER OF     TOTAL OPTIONS
                                 SECURITIES     GRANTED TO
                                 UNDERLYING      EMPLOYEES      EXERCISE OR
                                  OPTIONS        IN FISCAL      BASE PRICE                              GRANT DATE
            NAME                 GRANTED(1)       YEAR(2)         ($/SH.)      EXPIRATION DATE(1)    PRESENT VALUE(3)
-----------------------------    ----------    -------------    -----------    ------------------    ----------------
M. David Jones                    150,000         19.74%          $15.63           11/28/2010            $749,850
Michael O. Duffield                35,000          4.61%           13.00            9/11/2010             128,846
Thomas G. Brooker                  25,000          3.29%           13.00            9/11/2010              92,036
Wayne E. Richter                   25,000          3.29%           13.00            9/11/2010              92,036
Michael A. Anderson                25,000          3.29%           13.00            9/11/2010              92,036

------------------------------
(1) Options generally become exercisable as to 33% of the shares one year after grant, 33% of the shares two years after grant, and the remaining 34% of the shares three years after grant; provided, however, that the Committee has the authority to accelerate the exercisability of an option and the exercisability of options automatically accelerates upon a Material Change (as such term is defined in the 1997 Plan). Under the terms of the 1997 Plan, options can be either tax favored incentive stock options or non-qualified stock options. Stock options must have an option price not less than 100% of the market value on the date of grant.

(2) Based on options to purchase an aggregate of 759,500 shares granted to 188 employees in fiscal year 2001. All options to named executives were granted in September 2000 except for Mr. Jones who received his option grant on November 28, 2000. Options granted in September 2001 will be reported in the 2002 proxy statement.

(3) The Black-Scholes option pricing model has been used to calculate the present value of options as of the date of grant. The model assumptions include: (a) an option term of 4.8 years, which represents the weighted average life (by number of option shares) as measured by the length of time between the grant date of options and the exercise date of such options; (b) an interest rate equal to the interest rate on U.S. Treasury Strips with a maturity date corresponding to that of the option term; (c) a volatility factor calculated using monthly stock prices for Common Stock for the 4.8 years (57 months) prior to the grant date; and (d) a dividend rate of $.66 per share, which was the total amount of dividends paid with respect to a share of Common Stock during the relevant period.

AGGREGATED OPTION EXERCISES IN FISCAL YEAR 2001 AND FISCAL YEAR-END OPTION
VALUES

     The following table sets forth information with respect to the exercise, in fiscal year 2001, of options to purchase shares of Common Stock granted under the Company's stock incentive plans by the Named Executive Officers. In addition, this table includes the fiscal year-end number and value of unexercised options held by each Named Executive Officer.

                 AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                 NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                                                UNDERLYING UNEXERCISED           IN-THE-MONEY OPTIONS
                              NUMBER OF                           OPTIONS AT 7/31/01                AT 7/31/01(2)
                           SHARES ACQUIRED       VALUE       ----------------------------    ----------------------------
         NAME                ON EXERCISE      REALIZED(1)    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
-----------------------    ---------------    -----------    -----------    -------------    -----------    -------------
M. David Jones                      0           $     0              0         150,000        $      0        $212,250
Michael O. Duffield             1,716            13,694        200,901         119,999         276,387         329,293
Wayne E. Richter                    0                 0         59,827          64,373          65,186         185,039
Thomas G. Brooker              10,000            53,436         42,626          55,374           9,156         185,039
Michael A. Anderson             6,000            32,238         28,627          44,373           5,490         151,427

------------------------------
(1) Value realized equals the aggregate amount of the excess of the fair market value on the date of exercise over the relevant exercise price(s).

(2) Value of unexercised in-the-money options is calculated as the aggregate difference between the fair market value of $17.04 per share (which was the closing price of the Common Stock as reported in the New York Stock Exchange Composite Transactions for July 31, 2001) over the relevant exercise price(s).

EMPLOYMENT CONTRACTS AND TERMINATION, SEVERANCE AND CHANGE OF CONTROL
ARRANGEMENTS

     The Company is a party to employment agreements with Messrs. Jones and Duffield. These agreements have been filed with the Securities and Exchange Commission as exhibits to the Company's periodic filings.

     The agreement with Mr. Jones provides for a term of employment ending in November 2003. Such term will be automatically extended for additional one-year terms unless notice is given by the Board of Directors or Mr. Jones 90 days in advance of the end of the term. The agreement with Mr. Jones provides for a base salary of $525,000, to be reviewed annually by the Compensation Committee. The agreement with Mr. Duffield provides for a term ending in September 2002 with automatic one year renewal periods.

     Among other things, the agreements with Messrs. Jones and Duffield provide for an annual bonus opportunity with objectives set annually by the Compensation Committee. The agreements also include provisions for the executive's participation in stock option and other executive compensation and benefit plans that may be in effect from time to time. Mr. Duffield's agreement also provides medical insurance benefits and reimbursement of certain medical expenses; an opportunity to defer his annual bonus and/or convert his bonus to Common Stock; and a monthly supplemental retirement benefit in an amount up to 50% of his average monthly compensation from the Company for the last sixty months of his full-time employment, subject to certain reductions.

     The agreements include a definition of the "cause" for which either executive's employment may be terminated. In the event of termination for cause, the executive will only receive earned but unpaid base salary but shall forfeit any options or other awards not then vested. In the event of the executive's death or disability, such executive will be entitled to compensation and benefits accrued to date and may be vested in any options or other awards. If either executive's employment is terminated by the Company without cause, and, in the case of Mr. Duffield, if he resigns for "good reason" (as such terms are defined in the respective agreements), in addition to compensation and benefits accrued to date and full vesting of any options and other awards, such executive will be entitled to receive a pro rata bonus for the year of termination based upon his then current target annual bonus amount, continuation for a period of two years of his then current annual base salary and target annual bonus amount, and participation in the Company's welfare benefit plans for two years.

     The agreements also provide that for a period of two years after termination of their respective employment, Messrs. Jones and Duffield will not conduct certain activities that are deemed to be in competition with the Company.

     The Company has also entered into change of control severance agreements with each of Messrs. Jones and Duffield providing for the payment of compensation and benefits in the event of termination of employment following a Change of Control. A Change of Control is generally defined as: (i) the acquisition by a person, other than the Company, of 35% or more in voting power of the Company's securities; (ii) the election as directors representing one-half or more of the Company's Board of Directors of persons who were not nominated or recommended by the incumbent Board of Directors; (iii) a business combination resulting in the then current beneficial owners of Common Stock owning less than 65% of the outstanding shares; (iv) approval of the stockholders of the sale or other disposition of substantially all of the assets of the Company or (v) a complete liquidation of the Company.

     In the event of a Change of Control, Mr. Jones may elect to terminate his services during the two year period following such Change of Control, if (i) the Company assigns duties inconsistent with Mr. Jones' position, duties, responsibilities or status or the Company changes Mr. Jones' reporting responsibilities, title or office from what was in effect immediately prior to the Change of Control, (ii) the Company reduces Mr. Jones' annual salary or bonus opportunity from what existed immediately prior to the Change of Control,
(iii) the Company requires Mr. Jones to be based more than 50 miles from his current office or (v) the failure of the Company to continue in effect any employee benefit plan or compensation plan in which Mr. Jones is participating immediately prior to the Change of Control. Mr. Jones may also elect to terminate his services for good reason during the 30-day period following the twelfth month after a Change of Control. Mr. Duffield may elect to terminate his services after a Change of Control if (i) the Company fails to continue to employ Mr. Duffield in the same capacity in which he was employed immediately prior to the Change of Control, (ii) the Company impedes or otherwise fails to permit Mr. Duffield to exercise fully and properly his duties and responsibilities, (iii) the Company fails to pay Mr. Duffield's base salary or award to him an annual bonus when due, (iv) the Company requires Mr. Duffield to be based more than 50 miles from his current office or (v) the Company otherwise fails to comply with the terms of the change of control severance agreement. Mr. Duffield may also elect to terminate his services for any reason during the 30-day period following the sixth month after a Change of Control.

     In the event the Company terminates either executive's employment or either executive elects to terminate his services in such circumstances, the executive will be entitled to a termination payment equal to the sum of all accrued amounts including a pro rata portion of the target bonus for the then current year and a severance amount equal to two times the executive's base annual salary plus two times the executive's target annual bonus in effect immediately prior to the Change in Control. In the event that the termination payment or any other amounts payable to either executive or certain of their beneficiaries is subject to the excise tax imposed under Section 4999 of the Code, or any similar tax or assessment (collectively, "excise taxes"), the Company shall pay the amount necessary to reimburse such executive or his beneficiaries, as the case may be, for (i) all excise taxes that may be imposed and (ii) any and all income, excise and other taxes that may be imposed for the reimbursements described in clause
(i) and this clause (ii).

     Mr. Duffield's change of control agreement will remain in effect for at least two years following the date of its execution. Thereafter, the agreement will be extended annually unless the Company gives proper notice of its election not to extend. Mr. Jones' change of control agreement will remain in effect until the termination of his employment.

     The Company has adopted an Executive Severance Pay Plan, in which Messrs. Richter, Brooker and Anderson are Level II Participants and certain other executive employees are either Level I Participants or Level II Participants. The Executive Severance Pay Plan provides for each participant to receive a severance benefit of either one (in the case of Level I Participants) or two (in the case of Level II Participants) times the participant's annual compensation if the participant's employment with the Company and its subsidiaries voluntarily (subject to certain conditions) or involuntarily terminates at any time during the two-year period after the occurrence of a Material Change (as defined in the Executive Severance Pay Plan) for any reason other than Cause (as defined in the Executive Severance Pay Plan). A "Material Change" as defined in the Executive Severance Pay Plan includes the acquisition of beneficial ownership of 35% or more of the outstanding shares of Common Stock, the election as directors representing one-half or more of the Company's Board of Directors of persons who were not nominated or recommended by the incumbent Board of Directors, or the occurrence of any other event or state of facts that the Board of Directors determines to be a "Material Change" for the purposes of the Executive Severance Pay Plan. Participants in the Company's Executive Severance Pay Plan may also be entitled to receive a severance benefit under the Company's Employee Severance Pay Plan, which provides a severance benefit to non-union employees of the Company and its subsidiaries based upon length of service in the event that a participant's employment is involuntarily terminated without Cause within a period of two years after the occurrence of a Material Change (as such terms are defined in the Employee Severance Pay Plan); however, any severance benefit provided under the Company's Employee Severance Pay Plan is reduced by any severance benefit under the Executive Severance Pay Plan and, in most cases, the severance benefit provided under the Executive Severance Pay Plan would exceed the severance benefit provided under the Company's Employee Severance Pay Plan.

     In 1996, the Company established the Wallace Computer Services, Inc. Beneficial Trust (the "Trust") to provide for the funding of certain plans and arrangements in the event of the occurrence of a "Material Change" (as defined in the Trust). Under the Trust, a "Material Change" includes the acquisition of beneficial ownership of 35% or more of the outstanding shares of the Common Stock, the election of directors representing one-half or more of the Company's Board of Directors of persons who were not nominated or recommended by the incumbent Board of Directors, or the occurrence of any other event or state of facts that the Board of Directors determines to constitute a "Material Change" for purposes of the Trust. The following plans and arrangements of the Company are subject to the Trust: the Deferred Compensation/Capital Accumulation Plans, the Supplemental Profit Sharing Plan, the Supplemental Retirement Plan, the Executive Incentive Plan, Mr. Duffield's employment and change of control severance agreements, Mr. Jones' employment and severance agreements, individual pension arrangements for certain executive officers and directors and benefits accrued under the Directors Retainer Fee Plan.

     Upon any Material Change, (i) all outstanding unvested options to purchase shares of Common Stock under the Company's stock option plans would automatically vest, (ii) outstanding awards under the Company's Performance Share Plan would vest early and all performance measures would be deemed satisfied at the maximum level and (iii) earnings would be preserved on benefits accrued under the Company's Deferred Compensation/Capital Accumulation Plans. Under the Deferred Compensation/Capital Accumulation Plans, if a participant's employment terminates for any reason other than death within the two-year period following a Material Change, the participant would be entitled to a lump sum payment, in lieu of any subsequent payment under the plans, in an amount determined by discounting at an 8% interest rate to the lump sum payment date each payment that the participant would have received under the plans had the participant's employment continued to the first date that the participant would have been eligible for retirement. The Company's Profit Sharing and Retirement Plan, which covers all full-time employees of the Company (other than employees covered by collective bargaining agreements) who have completed thirty-one days of service, has a provision that is intended to preserve and protect the plan assets for the benefit of participants in the event of a Change of Control or other similar Material Change with respect to the Company.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee (the "Committee") consists of three non-employee members of the Board of Directors. The Committee is responsible for reviewing and recommending to the Board of Directors the compensation of officers and key management personnel of the Company. The Committee, in consultation with the Chief Executive Officer, defines the Company's compensation philosophy and objectives and develops compensation plans to achieve those objectives. The Company's compensation philosophy and objectives as they relate to executives and those individuals in other key management positions that have a direct effect on profits, is (a) to target base salaries at the median level of companies in the same industry and/or companies of similar size, (b) to provide for annual incentives targeted at the 50th percentile of companies in the same industry and/or similar size and that are heavily weighted towards the Company's performance against set objectives and which provide for upside rewards for achieving results in excess of those objectives and (c) to provide long-term incentives in the form of stock based incentives, the value of which is targeted at the 50th percentile of companies in the same industry and/or companies of similar size.

COMPENSATION OF EXECUTIVE OFFICERS

     Compensation of executive officers for fiscal year 2001 was structured to consist of the following elements:

     BASE SALARY--Base salary is intended to provide a sufficient level of compensation to attract and retain qualified management. Base salary ranges are determined and reviewed through comparative compensation surveys supplied by professional compensation consultants. The surveys compare the evaluated position to positions of equal responsibilities at companies of similar size and complexity. Base salary increases are determined based on the incumbent's performance compared to the overall requirements of the position and performance objectives established at the beginning of the fiscal year. The Company's salaries are targeted at median levels of companies in the same industry and/or companies of similar size. Salary increases for executive officers generally range from four to seven percent depending on the evaluation of the executive's performance and the executive's salary relative to the established salary range. The Committee believes that the Company's direct competitors for executive talent are not limited to the companies that would be included in a peer group. Thus, the survey comparison group is not the same as the peer group used in the performance graph under the heading "Performance Graph" below.

     ANNUAL BONUS--The Company's annual bonus plan was developed to provide incentive compensation in a form that aligns the employee's financial reward to the financial results of the Company. The current annual bonus plan was developed in fiscal year 2001 to heavily weight bonus awards on organizational performance. The annual bonus is a cash bonus based on the attainment of organizational and divisional financial results and on the achievement of predefined individual performance objectives. Under the annual bonus, target bonuses range from 20% to 60% of base salary (Mr. Jones' fiscal year 2001 target was 60%). Annual bonus awards will vary from zero, if minimum financial and individual objectives are not met, to a maximum of 1.5 times the target award for specified above-goal performances. Target awards will range from 20% of base salary for lower-level management positions to 60% of base salary for the Chief Executive Officer. Annual bonus awards are paid in a lump sum by October 16 of the fiscal year following the fiscal year for which performance is measured. For each fiscal year, the Committee will establish one or more individual performance goals for each executive participant, including the Chief Executive Officer, the relative weight to be assigned to each such goal, a specific target objective or objectives with respect to each such performance goal, and objective formulae or methods for computing the extent to which each participant's individual performance goals are attained. Individual performance goals will be based upon such objectively determinable business criteria as the Committee deems appropriate, which may include (but not by way of limitation) the following criteria as to the Company as a whole or the particular business unit(s) to which the participant's major responsibilities relate: (a) productivity and efficiency; (b) cost control; (c) return on net assets; (d) cash flow; (e) sales revenue; (f) earnings from operations; (g) market share; (h) assimilation of acquired businesses; (i) employee development and retention; (j) quality and (k) customer satisfaction.

     DEFERRED COMPENSATION/CAPITAL ACCUMULATION PLAN--The Company's Deferred Compensation/Capital Accumulation Plan ("CAP") is intended to motivate executive officers and employees in certain key management positions to remain in the employment of the Company, thus providing the Company with a qualified and stable executive team to achieve its long term goals. The CAP allows participants to elect to defer up to 20% of their salary and cash bonus. The CAP has been in effect for each calendar year since 1988, with the exception of 1992. The deferred amount bears interest at a rate determined by the Committee and has ranged between 12% and 16% per annum. The Committee elected 12% for the CAP in 2001. If a participant remains in the continuous employment of the Company for a period of seven years after the year of deferral, an interim distribution equal to the amount deferred will be made from the participant's deferral account. A second interim distribution equal to the first interim distribution will be made to each participant who remains in the continuous employment of the Company for a period of eight years after the year of deferral. Most participants will also receive additional distributions beginning at age 65. A participant whose employment terminates prior to retirement receives a lump sum distribution equal to the amount deferred plus interest between 6% and 8%, less the amount of any interim distributions.

     STOCK COMPENSATION--Stock compensation is intended to provide a longer-term reward to executives for sound Company performance and to align the interests of the executives more closely with those of the stockholders by increasing management stock ownership.

          1997 Stock Incentive Plan: The Committee administers the 1997 Plan pursuant to which options to purchase shares of Common Stock were granted to executive officers and other key members of management. Options under the 1997 Plan generally become exercisable as to 33% of the shares one year after grant, 33% of the shares two years after grant, and the remaining 34% of the shares three years after grant; provided, however, the Committee has the authority to accelerate the exercisability of any option. Awards are based on the recommendation of the Chief Executive Officer subject to Committee approval. The award for the Chief Executive Officer, however, was at the sole discretion of the Committee. The Committee also considers comparative information, including the size of stock option grants made by similar companies.

          Stock Option Guidelines: The Committee has adopted stock option guidelines denominated in terms of a number of shares with a range around competitive practice of plus or minus 25%. The targeted annual awards under this program range from 7,500 options for selected vice presidents to 150,000 options for the Chief Executive Officer. However, nothing within the plan or guidelines requires annual awards and the Committee may award no options to a plan participant should the Committee so determine. As described under "Election of Directors--Compensation of Directors," the 1997 Plan also provides for directors to receive stock options annually.

          Employee Stock Purchase Plan: The Employee Stock Purchase Plan is available to all employees of the Company who have completed at least thirty-one days of service and are employees of the Company as of the commencement of an offering period. Under the Employee Stock Purchase Plan, employees electing to participate may purchase shares of Common Stock at an exercise price equal to the lower of (a) 85% of the mean market value on the first day of the offering period or (b) 85% of the mean market value on the last day of the offering period. The offering period is a six-month period beginning on January 1 and July 1 of each year. Participating employees may purchase stock equal to the lesser of (a) shares having a market value of no more than 10% of the participant's compensation or (b) shares having a market value of $25,000 (market value is determined using the market price of the stock as of the first day of the offering period).

     STOCK OWNERSHIP GUIDELINES--The Committee and the Board of Directors have established stock ownership guidelines for the executives of the Company. The guidelines recommend that executive officers own a minimum of one to three times their base salary in Common Stock or certain stock equivalents of the Company and allows the executive up to five years to reach the appropriate ownership levels (Mr. Jones is recommended to own a minimum of three times his base salary).

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     Mr. Jones' compensation is governed by the terms described below and as set forth in his employment agreement with the Company (which is described above under the heading "Employment Contracts and Termination, Severance and Change of Control Arrangements").

     In addition to the benefits provided under the Agreement, Mr. Jones is eligible for an annual bonus and stock compensation, each discussed above in "Compensation of Executive Officers."

     The fiscal year 2001 compensation for Mr. Jones was established following the same philosophy and objectives as discussed in this report. Mr. Jones' annual base salary is $525,000, however, as reported in the Summary Compensation Table, total fiscal year 2001 cash compensation paid to Mr. Jones was $433,050, consisting of $358,050 in base salary and a cash bonus of $80,000. The annual bonus amount was earned by achieving a portion of the organizational financial performance goals and individual performance objectives with the total amount earned prorated based on the period of time Mr. Jones was employed by the Company during the year. In addition, Mr. Jones was awarded an option to purchase 150,000 shares of Common Stock under the 1997 Plan on November 28, 2000.

     Submitted by the Compensation Committee of the Board of Directors of the Company.

Andrew J. McKenna, Jr., Committee Chairman
William J. Devers, Jr.
Michael T. Riordan

            REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

     Management has the primary responsibility for the preparation and integrity of the Company's financial statements, accounting and financial reporting principles and internal controls and procedures designed to assure compliance with generally accepted accounting standards. The Company's independent auditors, Arthur Andersen LLP, are responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles.

     The Board of Directors has delegated to the Audit Committee the responsibility to oversee the Company's financial reporting process as well as additional responsibilities that are more fully described in the Audit Committee Charter, a copy of which is attached as Appendix A.

     In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed the audited financial statements for fiscal year 2001 with the Company's management and has discussed with Arthur Andersen LLP the matters that are required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees. In addition, Arthur Andersen LLP has provided the Audit Committee with the written disclosures and the letter required by the Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and the Audit Committee has discussed with Arthur Andersen LLP their independence. Additionally, the Audit Committee has considered whether the independent public accountant's provision of "other non-audit services" to the Company is compatible with the auditor's independence.

     The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including in respect of auditor independence. Members of the Audit Committee rely without verification on the information provided to them and on the representations made by management and the independent auditors.

     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Company's annual report on Form 10-K for the fiscal year ended July 31, 2001, for filing with the Securities and Exchange Commission.

THE AUDIT COMMITTEE

John C. Pope, Committee Chairman
Neele E. Stearns, Jr.
Bettye Martin Musham

PERFORMANCE GRAPH

     The following performance graph compares the cumulative total stockholder return on the Common Stock for the five year period from July 31, 1996 to July 31, 2001, with the cumulative total return for the same period of the Standard & Poor's ("S&P") 500 index, the S&P MIDCAP 400 index and a stock index composed of a group of five publicly traded companies, consisting of The Moore Corporation, The Standard Register Company, Banta, Mail-Well and Quebecor (the "Peer Group Index One"). The Peer Group Index One is the same index as that used in the proxy statement relating to the Company's 2000 annual meeting of stockholders (except for one company that disposed of its business forms division during fiscal 2000). A second peer group index (the "Peer Group Index Two") was also developed that excludes Quebecor but includes Consolidated Graphics. Consolidated Graphics competes directly with the Company in the Commercial Print industry and is seen as an appropriate peer while Quebecor, which focuses mostly in the publishing industry, does not typically compete directly against the Company. In the future, the Company will only show performance graphs that include a peer group index that corresponds to Peer Group Index Two. Comparisons are based on the assumption that the value of an investment on July 31, 1996, in the Company's Common Stock, the S&P 500 stock index, the S&P MIDCAP 400 index and the Peer Group Index was $100 and that all dividends were reinvested.

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
          AMONG WALLACE COMPUTER SERVICES, INC., THE S & P 500 INDEX,
                 THE S & P MIDCAP 400 INDEX AND TWO PEER GROUPS
Performance Graph

                                WALLACE COMPUTER
                                 SERVICES. INC.          S&P 500        S & P MIDCAP 400      PEER GROUP 1        PEER GROUP 2
                                ----------------         -------        ----------------      ------------        ------------
7/96                                 100.00              100.00              100.00              100.00              100.00
7/97                                 115.30              152.14              145.37              142.65              147.19
7/98                                  68.53              181.48              161.67              121.71              135.15
7/99                                  88.11              218.14              192.90               97.88              118.35
7/00                                  33.94              237.72              234.19               51.29               76.74
7/01                                  67.66              203.66              247.26               72.08               95.27

               * $100 INVESTED ON 7/31/96 IN STOCK OR INDEX--INCLUDING
                 REINVESTMENT OF DIVIDENDS. FISCAL YEAR ENDING JULY
                 31.

                               VOTING SECURITIES

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     As of October 23, 2001, the only persons known to the Company (based on a review of public filings) to be the beneficial owner of more than five percent (5%) of the outstanding shares of the Common Stock are the following:

                  NAME AND ADDRESS                      SHARES BENEFICIALLY    PERCENT OF
                OF BENEFICIAL OWNER                          OWNED(1)            CLASS
                -------------------                     -------------------    ----------
Snyder Capital Management, L.P.                              4,575,100           11.17%
  350 California Street, Suite 1460
  San Francisco, CA 94104
Neuberger Berman, Inc.                                       4,132,220           10.09%
  605 Third Avenue
  New York, NY 10158
Barclays Global Investors, N.A.                              2,588,275            6.32%
  45 Fremont Street
  San Francisco, CA 94105
Dimensional Fund Advisors, Inc.                              2,287,607            5.56%
  1299 Ocean Avenue, 11th Floor
  Santa Monica, CA 90401

------------------------------
(1) Holdings as of December 31, 2000, as reported to the Securities and Exchange Commission pursuant to Rule 13(d). Information on Neuberger Berman, Inc. holdings is as of March 31, 2001.

SECURITY OWNERSHIP OF DIRECTORS, DIRECTOR NOMINEES AND OFFICERS

     The following table lists the beneficial ownership of shares of the Common Stock as well as all other Company stock-based holdings as of October 23, 2001 by each director, the Board's nominees, the Named Executive Officers and all directors and executive officers as a group.

                                                              NUMBER OF SHARES
                                                     ----------------------------------
                  NAME OF OWNER                      BENEFICIALLY OWNED(1)    TOTAL(2)
                  -------------                      ---------------------    ---------
William J. Devers, Jr.                                       32,475              34,491
M. David Jones                                               62,917             162,917
Andrew J. McKenna, Jr.                                       12,787              13,393
Bettye Martin Musham                                         17,478              18,473
John C. Pope                                                 20,809              28,456
Michael T. Riordan                                            5,924               7,948
Neele E. Stearns, Jr.                                        52,894              53,500
Michael O. Duffield                                         257,628             348,718
Thomas G. Brooker                                            60,192             104,436
Wayne E. Richter                                             96,664             141,011
Michael A. Anderson                                          46,525              82,302
All directors and executive officers as a group
  (16 persons)                                              743,041           1,198,555
Percent of the outstanding shares of Common Stock               1.8%                2.9%

------------------------------
(1) Beneficially owned shares include Common Stock the named individuals have the power to vote, the power to direct the voting of, the power to dispose of, or the power to direct the disposition of. This column also includes all vested stock options, including stock options not in-the-money, and stock options that may vest within the next 60 days. No individual director, director nominee or executive officer beneficially owns more than 1% of the outstanding shares of Common Stock.

(2) The amounts shown include the shares of the Common Stock beneficially owned and discussed in (1) above combined with other stock-based holdings including shares held in deferred compensation accounts and stock options that will not become exercisable within the next 60 days. As such, the amounts shown reflect the economic stake each of the named individuals and the directors, director nominees and executive officers as a group have in the performance of the Common Stock.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under Section 16(a) of the Exchange Act, the Company's directors and executive officers, and persons who are beneficial owners of more than ten percent of a registered class of the Company's equity securities, are required to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission and the New York Stock Exchange. The Company files Forms 3, 4 and 5 on behalf of the directors and executive officers of the Company.

     Based solely upon a review of the Form 3 and 4 filings and amendments thereto received by the Company since the beginning of fiscal year 2001 and the Form 5 filings and amendments thereto received by the Company with respect to fiscal year 2001, the Company has not identified any late or delinquent filings during fiscal year 2001.

               STOCKHOLDER PROPOSALS FOR THE 2002 ANNUAL MEETING

     Stockholder proposals intended for inclusion in the Proxy Statement for the 2002 Annual Meeting must be received at the Company's corporate headquarters, 2275 Cabot Drive, Lisle, Illinois 60532, not later than July 4, 2002. Stockholder proposals should be addressed to the attention of the Company's Secretary.

     In addition, the Company's By-laws require that there be furnished to the Secretary of the Company written notice with respect to the nomination of a person for election as a director (other than nominations submitted at the direction of the Board) at an annual meeting of stockholders. In order for any such nomination to be proper, the notice must contain certain information concerning the nomination or proposing stockholder and the nominee, and must be furnished to the Company not later than 90 days before the annual meeting. Copies of the applicable By-law provisions may be obtained, without charge, upon written request to the Secretary of the Company at its principal executive offices.

                                          By Order of the Board of Directors

                                          /s/ M. DAVID JONES
                                          M. David Jones
                                          Chairman and Chief Executive Officer

Lisle, Illinois
November 1, 2001

                                   IMPORTANT

     If any of your shares of Common Stock are held in the name of a brokerage firm, bank, bank nominee or other institution, only it can vote such shares. Accordingly, please contact the person responsible for your account and instruct that person to execute the Company's proxy card as soon as possible.

     If you have any questions or require any additional information or assistance, please contact our Investor Relations Department at (630) 588-5000.

                                                                      APPENDIX A

                         WALLACE COMPUTER SERVICES, INC

            CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

                           I. AUDIT COMMITTEE PURPOSE

     The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities with respect to financial reports and other financial information. The Audit Committee's primary duties and responsibilities are to:

     - Monitor the Company's financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.

     - Monitor the independence and performance of the Company's independent auditors and internal auditing department.

     - Provide an avenue of communication among the independent auditors, management, the internal auditing department, and the Board of Directors.

     The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as to anyone in the Company. The Audit Committee has the ability to retain, at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

                  II. AUDIT COMMITTEE COMPOSITION AND MEETINGS

     Audit Committee members shall meet the requirements of the New York Stock Exchange. The Audit Committee shall be comprised of three or more directors, as determined by the Board, each of whom shall be independent non-executive directors, free from any relationship that would interfere with the exercise of his or her independent judgment. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have accounting or related financial management expertise.

     Audit Committee members shall be appointed by the Board on recommendation of the Governance and Nominating Committee. If an Audit Committee Chair is not appointed, the members of the Committee may designate a Chair by majority vote of the Committee membership.

     The Committee shall meet as circumstances dictate but in no event less than two times annually. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Committee should meet privately in executive session at least annually with management, the director of the internal auditing department, the independent auditors, and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed.

                III. AUDIT COMMITTEE RESPONSIBILITIES AND DUTIES

     In carrying out its responsibilities and duties, the Audit Committee believes its policies and procedures should remain flexible. Accordingly, the policies and procedures outlined in this Charter are meant to serve as guidelines rather than inflexible rules, and the Audit Committee is encouraged to modify or add to these policies and procedures as it deems necessary from time to time to fulfill its responsibilities and duties.

REVIEW PROCEDURES

     1. Review and reassess the adequacy of this Charter at least annually. Submit any amendment to this Charter to the Board of Directors for approval and have the document published at least every three years in accordance with SEC regulations.

     2. Review the Company's annual audited financial statements prior to filing or distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices, and judgments.

     3. In consultation with the management, the independent auditors, and the internal auditors, review the Company's financial reporting processes and controls. Review significant findings prepared by the independent auditors and the internal auditing department together with management's responses.

     4. Review with financial management and the independent auditors, the Company's quarterly financial results prior to the release of earnings and/or the Company's quarterly financial statements prior to filing or distribution. The Chair of the Committee may represent the entire Audit Committee for purposes of these reviews.

INDEPENDENT AUDITORS

     5. Review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant. The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors.

     6. Approve the fees and other significant compensation to be paid to the independent auditors, or its affiliates.

     7. Review and discuss with the independent auditors, all significant relationships that the independent auditors and their affiliates have with the Company and its affiliates in order to determine the independent auditors' independence. The Audit Committee shall: (i) request, receive and review on a periodic basis, a formal written statement from the independent auditors delineating all relationships between the independent auditors and the Company, (ii) discuss with the independent auditors any disclosed relationships or services that may impact the objectivity and independence of the independent auditors and (iii) recommend that the Board of Directors take appropriate action in response to the independent auditors' report to satisfy itself of the independent auditors' independence.

     8. Request and receive from the independent auditors, shortly following the end of each fiscal year, a written statement detailing (i) the aggregate fees billed for services rendered in connection with their audit of the Company's annual financial statements for the most recent fiscal year and their review of the financial statements included in the Company's Forms 10-Q during such fiscal year, (ii) the aggregate fees billed for financial information systems design and implementation services (as such services are defined for purposes of the SEC's auditor independence rules) rendered by the independent auditors during the most recent fiscal year and (iii) the aggregate fees billed for all other services rendered by the independent auditors during the most recent fiscal year. Consider whether the provision by the independent auditors of non-audit services is compatible with maintenance of the independent auditors' independence from the Company and management.

     9. Review the independent auditors' audit plan. Discuss scope, staffing, locations, reliance upon management and internal audit, and general audit approach.

     10. Prior to releasing year-end earnings, discuss the results of the audit with the independent auditors.

     11. Discuss the independent auditors' judgments about the quality, not just the acceptability, of the Company's accounting principles and underlying estimates as applied in its financial reporting together with such other matters required to be discussed by statement of Auditing Standards No. 61.

INTERNAL AUDIT DEPARTMENT AND LEGAL COMPLIANCE

     12. Review the independence, authority, budget, plan, coordination of plan, activities, organizational structure, and qualifications of the internal audit department, as needed.

     13. Review management's appointment, termination, or replacement of the senior internal audit executive or senior finance staff.

     14. Review significant reports prepared by the internal audit department together with management's response and follow-up to these reports.

     15. On at least an annual basis, review with the Company's counsel any legal matters that could have a significant impact on the organization's financial statements, the Company's compliance with applicable laws and regulations, and any material reports or inquiries received from regulators or governmental agencies. Advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations and with the Company's Statement of Policy.

OTHER AUDIT COMMITTEE RESPONSIBILITIES

     16. Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report should be included in the Company's annual proxy statement.

     17. Perform any other activities consistent with this Charter, the Company's By-laws, and governing law, as the Committee or the Board deems necessary or appropriate.

     18. Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

     19. Periodically perform self-assessment of audit committee performance.

     20. Review financial and accounting personnel succession planning within the Company.

     While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Company's Statement of Policy.

                                                                      APPENDIX B

                        WALLACE COMPUTER SERVICES, INC.

                           2001 STOCK INCENTIVE PLAN

                                I. INTRODUCTION

1.1. PURPOSES. The purposes of the Wallace Computer Services, Inc. 2001 Stock Incentive Plan (the "Plan") of Wallace Computer Services, Inc., a Delaware corporation (the "Company"), are (i) to align the interests of the Company's stockholders and the recipients of awards under this Plan by increasing the proprietary interest of such recipients in the Company's growth and success,
(ii) to advance the interests of the Company by attracting and retaining directors, officers and other employees and (iii) to motivate such persons to act in the long-term best interests of the Company and its stockholders.

1.2. CERTAIN DEFINITIONS.

     "AGREEMENT" shall mean the written agreement evidencing an award hereunder between the Company and the recipient of such award.

     "BOARD" shall mean the Board of Directors of the Company.

     "CAUSE" shall mean (i) the willful failure to perform the duties assigned by the Company (other than a failure resulting from the holder's Disability),
(ii) the willful engaging in conduct which is demonstrably injurious to the Company or any Subsidiary, monetarily or otherwise, including conduct that, in the reasonable judgment of the Company, constitutes gross negligence or no longer conforms to the standard of the Company's executives or employees or
(iii) any act of fraud, embezzlement, theft or other act of dishonesty, admission or conviction of a felony or of any crime involving moral turpitude, fraud, embezzlement, theft or misrepresentation, or the violation of any statutory or common law duty of loyalty to the Company or any Subsidiary.

     "CHANGE IN CONTROL" shall have the meaning set forth in Section 6.8(b).

     "CODE" shall mean the Internal Revenue Code of 1986, as amended.

     "COMMITTEE" shall mean the committee designated by the Board, consisting of two or more members of the Board, each of whom may be (i) a "Non-Employee Director" within the meaning of Rule 16b-3 under the Exchange Act and (ii) an "outside director" within the meaning of Section 162(m) of the Code.

     "COMMON STOCK" shall mean the common stock, $1.00 par value, of the Company.

     "COMPANY" shall have the meaning set forth in Section 1.1.

     "DISABILITY" shall mean the inability of the holder of an award to perform substantially such holder's duties and responsibilities for at least 180 consecutive days as a result of the holder's physical or mental illness, as determined solely by the Committee.

     "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

     "FAIR MARKET VALUE" shall mean the closing transaction price of a share of Common Stock as reported in the New York Stock Exchange Composite Transactions on the date as of which such value is being determined or, if the Common Stock is not listed on the New York Stock Exchange, the closing transaction price of a share of Common Stock on the principal national stock exchange on which the Common Stock is traded on the date as of which such value is being determined, or if there shall be no reported transaction for such date, on the next preceding date for which a transaction was reported; provided, however, that if Fair Market Value for any date cannot be so determined, Fair Market Value shall be determined by the Committee by whatever means or method as the Committee, in the good faith exercise of its discretion, shall at such time deem appropriate.

     "FREE-STANDING SAR" shall mean an SAR which is not granted in tandem with, or by reference to, an option, which entitles the holder thereof to receive, upon exercise, shares of Common Stock (which may be Restricted Stock), cash or a combination thereof with an aggregate value equal to the excess of the Fair Market Value of one share of Common Stock on the date of exercise over the base price of such SAR, multiplied by the number of such SARs which are exercised.

     "INCENTIVE STOCK OPTION" shall mean an option to purchase shares of Common Stock that meets the requirements of Section 422 of the Code, or any successor provision, which is intended by the Committee to constitute an Incentive Stock Option.

     "INCUMBENT BOARD" shall have the meaning set forth in Section 6.8(b)(2).

     "MATURE SHARES" shall mean previously-acquired shares of Common Stock for which the holder thereof has good title, free and clear of all liens and encumbrances, and which such holder either (i) has held for at least six months or (ii) has purchased on the open market.

     "NON-EMPLOYEE DIRECTOR" shall mean any director of the Company who is not an officer or employee of the Company or any Subsidiary.

     "NON-QUALIFIED STOCK OPTION" shall mean an option to purchase shares of Common Stock which is not an Incentive Stock Option.

     "OUTSTANDING COMMON STOCK" shall have the meaning set forth in Section 6.8(b)(1).

     "OUTSTANDING VOTING SECURITIES" shall have the meaning set forth in Section 6.8(b)(1).

     "PERFORMANCE MEASURES" shall mean the criteria and objectives, established by the Committee, which shall be satisfied or met (i) as a condition to the grant or exercisability of all or a portion of an option or SAR, (ii) as a condition to the grant of a Stock Award or (iii) during the applicable Restriction Period or Performance Period as a condition to the holder's receipt, in the case of a Restricted Stock Award, of the shares of Common Stock subject to such award, or, in the case of a Performance Share Award, of the shares of Common Stock subject to such award and/or of payment with respect to such award. Such criteria and objectives may include one or more of the following: the attainment by a share of Common Stock of a specified Fair Market Value for a specified period of time, earnings per share, return to stockholders (including dividends), return on assets, return on equity, earnings of the Company, revenues, market share, cash flow or cost reduction goals, or any combination of the foregoing.

     "PERFORMANCE PERIOD" shall mean any period designated by the Committee during which the Performance Measures applicable to a Performance Share Award shall be measured.

     "PERFORMANCE SHARE" shall mean a right, contingent upon the attainment of specified Performance Measures within a specified Performance Period, to receive one share of Common Stock, which may be Restricted Stock, or in lieu of all or a portion thereof, the Fair Market Value of such share of Common Stock in cash.

     "PERFORMANCE SHARE AWARD" shall mean an award of Performance Shares under this Plan.

     "PERMANENT AND TOTAL DISABILITY" shall have the meaning set forth in
Section 22(e)(3) of the Code or any successor thereto.

     "PERSON" shall have the meaning set forth in Section 6.8(b)(1).

     "POST-TERMINATION EXERCISE PERIOD" shall mean the period specified in or pursuant to Section 2.3(a), Section 2.3(b), Section 2.3(d) or Section 2.3(e) following termination of employment with or service to the Company during which an option or SAR may be exercised.

     "RESTRICTED STOCK" shall mean shares of Common Stock which are subject to a Restriction Period.

     "RESTRICTED STOCK AWARD" shall mean an award of Restricted Stock under this Plan.

     "RESTRICTION PERIOD" shall mean any period designated by the Committee during which the Common Stock subject to a Restricted Stock Award may not be sold, transferred, assigned, pledged, hypothecated or otherwise encumbered or disposed of, except as provided in this Plan or the Agreement relating to such award.

     "RETIREMENT" shall mean termination of employment with or service to the Company by reason of retirement (i) on or after age 60 or (ii) on or after age 55 after a minimum of 20 years of employment with or service to the Company.

     "SAR" shall mean a stock appreciation right which may be a Free-Standing SAR or a Tandem SAR.

     "STOCK AWARD" shall mean a Restricted Stock Award or an Unrestricted Stock Award.

     "SUBSIDIARY" and "SUBSIDIARIES" shall have the meanings set forth in
Section 1.4.

     "TANDEM SAR" shall mean an SAR which is granted in tandem with, or by reference to, an option (including a Non-Qualified Stock Option granted prior to the date of grant of the SAR), which entitles the holder thereof to receive, upon exercise of such SAR and surrender for cancellation of all or a portion of such option, shares of Common Stock (which may be Restricted Stock), cash or a combination thereof with an aggregate value equal to the excess of the Fair Market Value of one share of Common Stock on the date of exercise over the base price of such SAR, multiplied by the number of shares of Common Stock subject to such option, or portion thereof, which is surrendered.

     "TAX DATE" shall have the meaning set forth in Section 6.5.

     "TEN PERCENT HOLDER" shall have the meaning set forth in Section 2.1(a).

     "UNRESTRICTED STOCK" shall mean shares of Common Stock which are not subject to a Restriction Period or Performance Measures.

     "UNRESTRICTED STOCK AWARD" shall mean an award of Unrestricted Stock under this Plan.

1.3. ADMINISTRATION. This Plan shall be administered by the Committee. Any one or a combination of the following awards may be made under this Plan to eligible persons: (i) options to purchase shares of Common Stock in the form of Incentive Stock Options or Non-Qualified Stock Options, (ii) SARs in the form of Tandem SARs or Free-Standing SARs, (iii) Stock Awards in the form of Restricted Stock or Unrestricted Stock and (iv) Performance Shares. The Committee shall, subject to the terms of this Plan, select eligible persons for participation in this Plan and determine the form, amount and timing of each award to such persons and, if applicable, the number of shares of Common Stock, the number of SARs and the number of Performance Shares subject to such an award, the exercise price or base price associated with the award, the time and conditions of exercise or settlement of the award and all other terms and conditions of the award, including, without limitation, the form of the Agreement evidencing the award. The Committee may, in its sole discretion and for any reason at any time, subject to the requirements of Section 162(m) of the Code and regulations thereunder in the case of an award intended to be qualified performance-based compensation, take action such that (i) any or all outstanding options and SARs shall become exercisable in part or in full, (ii) all or a portion of the Restriction Period applicable to any outstanding Restricted Stock Award shall lapse, (iii) all or a portion of the Performance Period applicable to any outstanding Performance Share Award shall lapse and (iv) the Performance Measures applicable to any outstanding award (if any) shall be deemed to be satisfied at the maximum or any other level. The Committee shall, subject to the terms of this Plan, interpret this Plan and the application thereof, establish rules and regulations it deems necessary or desirable for the administration of this Plan and may impose, incidental to the grant of an award, conditions with respect to the award, such as limiting competitive employment or other activities. All such interpretations, rules, regulations and conditions shall be final, binding and conclusive.

     The Committee may delegate some or all of its power and authority hereunder to the Board or the Chief Executive Officer or other executive officer of the Company as the Committee deems appropriate; provided, however, that (i) the Committee may not delegate its power and authority to the Board or the Chief Executive Officer or other executive officer of the Company with regard to the grant of an award to any person who is a "covered employee" within the meaning of Section 162(m) of the Code or who, in the Committee's judgment, is likely to be a covered employee at any time during the period an award hereunder to such employee would be outstanding and (ii) the Committee may not delegate its power and authority to the Chief Executive Officer or other executive officer of the Company with regard to the selection for participation in this Plan of an officer or other person subject to Section 16 of the Exchange Act or decisions concerning the timing, pricing or amount of an award to such an officer or other person.

     No member of the Board or Committee, and neither the Chief Executive Officer nor any other executive officer to whom the Committee delegates any of its power and authority hereunder, shall be liable for any act, omission, interpretation, construction or determination made in connection with this Plan in good faith, and the members of the Board and the Committee and the Chief Executive Officer or other executive officer shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including attorneys' fees) arising therefrom to the full extent permitted by law, except as otherwise may be provided in the Company's Certificate of Incorporation and/or By-laws, and under any directors' and officers' liability insurance that may be in effect from time to time.

     A majority of the Committee shall constitute a quorum. The acts of the Committee shall be either (i) acts of a majority of the members of the Committee present at any meeting at which a quorum is present or (ii) acts approved in writing by all of the members of the Committee without a meeting.

1.4. ELIGIBILITY. Participants in this Plan shall consist of such officers, other employees and directors (including Non-Employee Directors) and persons expected to become officers, other employees and directors of the Company and its subsidiaries from time to time (individually a "Subsidiary" and collectively the "Subsidiaries") as the Committee in its sole discretion may select from time to time. For purposes of this Plan, references to employment by the Company shall also mean employment by a Subsidiary. The Committee's selection of a person to participate in this Plan at any time shall not require the Committee to select such person to participate in this Plan at any other time. Non-Employee Directors shall be eligible to participate in this Plan in accordance with Article V.

1.5. SHARES AVAILABLE. Subject to adjustment as provided in Section 6.7, 1,635,735 shares of Common Stock shall be available for awards under this Plan, reduced by the sum of the aggregate number of shares of Common Stock which become subject to outstanding options (including Non-Qualified Stock Options granted to Non-Employee Directors pursuant to Article V), outstanding Free-Standing SARs, outstanding Stock Awards and outstanding Performance Share Awards. To the extent that shares of Common Stock subject to an outstanding option (except to the extent shares of Common Stock are issued or delivered by the Company in connection with the exercise of a Tandem SAR), Free-Standing SAR, Stock Award or Performance Share Award are not issued or delivered by reason of the expiration, termination, cancellation or forfeiture of such award or by reason of the delivery or withholding of shares of Common Stock to pay all or a portion of the exercise price of an award, if any, or to satisfy all or a portion of the tax withholding obligations relating to an award, then such shares of Common Stock shall again be available under this Plan. Subject to adjustment as provided in Section 6.7, the total number of shares of Common Stock available under this Plan pursuant to all Stock Awards and Performance Share Awards shall not exceed 250,000 of the total number of shares of Common Stock available under this Plan.

     Shares of Common Stock shall be made available from authorized and unissued shares of Common Stock, or authorized and issued shares of Common Stock reacquired and held as treasury shares or otherwise or a combination thereof.

     To the extent necessary for an award to be qualified performance-based compensation under Section 162(m) of the Code and the regulations thereunder,
(i) the maximum number of shares of Common Stock with respect to which options or SARs or a combination thereof may be granted during any calendar year to any person shall be 200,000, subject to adjustment as provided in Section 6.7, (ii) the maximum number of shares of Common Stock with respect to which Stock Awards subject to Performance Measures may be granted during any calendar year to any person shall be 50,000, subject to adjustment as provided in Section 6.7 and
(iii) the maximum number of shares of Common Stock with respect to which Performance

Share Awards may be granted during any calendar year to any person shall be 50,000, subject to adjustment as provided in Section 6.7.

                II. STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

2.1. STOCK OPTIONS. The Committee may, in its discretion, grant options to purchase shares of Common Stock to such eligible persons as may be selected by the Committee. Each option, or portion thereof, that is not an Incentive Stock Option shall be a Non-Qualified Stock Option. An Incentive Stock Option may not be granted to any person who is not an employee of the Company or any parent or subsidiary (as defined in Section 424 of the Code). Each Incentive Stock Option shall be granted within ten years of the date this Plan is adopted by the Board. To the extent that the aggregate Fair Market Value (determined as of the date of grant) of shares of Common Stock with respect to which options designated as Incentive Stock Options are exercisable for the first time by a participant during any calendar year (under this Plan or any other plan of the Company, or any parent or subsidiary as defined in Section 424 of the Code) exceeds the amount (currently $100,000) established by the Code, such options shall constitute Non-Qualified Stock Options.

     Options shall be subject to the following terms and conditions and shall be subject to such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

          (a) Number of Shares and Purchase Price. The number of shares of Common Stock subject to an option and the purchase price per share of Common Stock purchasable upon exercise of the option shall be determined by the Committee; provided, however, that the purchase price per share of Common Stock purchasable upon exercise of an option shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such option; provided further, that if an Incentive Stock Option shall be granted to any person who, at the time such option is granted, owns capital stock possessing more than ten percent of the total combined voting power of all classes of capital stock of the Company (or of any parent or subsidiary as defined in Section 424 of the Code) (a "Ten Percent Holder"), the purchase price per share of Common Stock shall not be less than the price (currently 110% of Fair Market Value) required by the Code in order for the option to constitute an Incentive Stock Option.

          (b) Exercise Period and Exercisability. The period during which an option may be exercised shall be determined by the Committee; provided, however, that no Incentive Stock Option shall be exercised later than ten years after its date of grant; provided further, that if an Incentive Stock Option shall be granted to a Ten Percent Holder, such option shall not be exercised later than five years after its date of grant. The Committee may, in its discretion, establish Performance Measures which shall be satisfied or met as a condition to the grant of an option or to the exercisability of all or a portion of an option. The Committee shall determine whether an option shall become exercisable in cumulative or non-cumulative installments and in part or in full at any time. An exercisable option, or portion thereof, may be exercised only with respect to whole shares of Common Stock.

          (c) Method of Exercise. An option may be exercised (i) by giving written notice to the Company specifying the number of whole shares of Common Stock to be purchased and by accompanying such notice with payment therefor in full (or by arranging for such payment to the Company's satisfaction) either (A) in cash, (B) by delivery (either actual delivery or by attestation procedures established by the Company) of Mature Shares having an aggregate Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, (C) in cash by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise or (D) a combination of (A) and (B), in each case to the extent set forth in the Agreement relating to the option, (ii) if applicable, by surrendering to the Company any Tandem SARs which are canceled by reason of the exercise of the option and (iii) by executing such documents as the Company may reasonably request. Any fraction of a share of Common Stock which would be required to pay such purchase price shall be disregarded and the remaining amount due shall be paid in cash by the optionee. No certificate representing Common Stock shall be delivered until the full purchase price therefor and any withholding taxes thereon, as described in Section 6.5, have been paid (or arrangement made for such payment to the Company's satisfaction).

2.2. STOCK APPRECIATION RIGHTS. The Committee may, in its discretion, grant SARs to such eligible persons as may be selected by the Committee. The Agreement relating to an SAR shall specify whether the SAR is a Tandem SAR or a Free-Standing SAR.

     SARs shall be subject to the following terms and conditions and shall be subject to such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

          (a) Number of SARs and Base Price. The number of SARs subject to an award shall be determined by the Committee. Any Tandem SAR related to an Incentive Stock Option shall be granted at the same time that such Incentive Stock Option is granted. The base price of a Tandem SAR shall be the purchase price per share of Common Stock of the related option. The base price of a Free-Standing SAR shall be determined by the Committee; provided, however, that such base price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such SAR.

          (b) Exercise Period and Exercisability. The Agreement relating to an award of SARs shall specify whether such award may be settled in shares of Common Stock (including shares of Restricted Stock) or cash or a combination thereof. The period for the exercise of an SAR shall be determined by the Committee; provided, however, that no Tandem SAR shall be exercised later than the expiration, cancellation, forfeiture or other termination of the related option. The Committee may, in its discretion, establish Performance Measures which shall be satisfied or met as a condition to the grant of an SAR or to the exercisability of all or a portion of an SAR. The Committee shall determine whether an SAR may be exercised in cumulative or non-cumulative installments and in part or in full at any time. An exercisable SAR, or portion thereof, may be exercised, in the case of a Tandem SAR, only with respect to whole shares of Common Stock and, in the case of a Free-Standing SAR, only with respect to a whole number of SARs. If an SAR is exercised for shares of Restricted Stock, a certificate or certificates representing such Restricted Stock shall be issued in accordance with Section 3.2(c) and the holder of such Restricted Stock shall have such rights of a stockholder of the Company as determined pursuant to Section 3.2(d). Prior to the exercise of an SAR for shares of Common Stock, including Restricted Stock, the holder of such SAR shall have no rights as a stockholder of the Company with respect to the shares of Common Stock subject to such SAR.

          (c) Method of Exercise. A Tandem SAR may be exercised (i) by giving written notice to the Company specifying the number of whole SARs which are being exercised, (ii) by surrendering to the Company any options which are canceled by reason of the exercise of the Tandem SAR and (iii) by executing such documents as the Company may reasonably request. A Free-Standing SAR may be exercised (i) by giving written notice to the Company specifying the whole number of SARs which are being exercised and (ii) by executing such documents as the Company may reasonably request.

2.3. TERMINATION OF EMPLOYMENT OR SERVICE.

     (a) Disability. Subject to paragraph (e) below and unless otherwise specified in the Agreement relating to an option or SAR, as the case may be, if the employment with or service to the Company of the holder of an option or SAR terminates by reason of Disability, each option and SAR held by such holder shall be fully exercisable and may thereafter be exercised by such holder (or such holder's legal representative or similar person) until and including the earlier to occur of (i) the date which is one year (or such other period as set forth in the Agreement relating to such option or SAR) after the effective date of such holder's termination of employment or service and (ii) the expiration date of the term of such option or SAR.

     (b) Retirement. Subject to paragraph (e) below and unless otherwise specified in the Agreement relating to an option or SAR, as the case may be, if the employment with or service to the Company of the holder of an option or SAR terminates by reason of Retirement, each option and SAR held by such holder shall be exercisable only to the extent that such option or SAR is exercisable on the effective date of such holder's termination of employment or service and may thereafter be exercised by such holder (or such holder's legal representative or similar person) until and including the earlier to occur of
(i) the date which is two years (or such other period as set forth in the Agreement relating to such option or SAR) after the effective date of such holder's termination of employment or service and (ii) the expiration date of the term of such option or SAR.

     (c) Death. Subject to paragraph (e) below and unless otherwise specified in the Agreement relating to an option or SAR, as the case may be, if the employment with or service to the Company of the holder of an option or SAR terminates by reason of death, each option and SAR held by such holder shall be fully exercisable and may thereafter be exercised by such holder's executor, administrator, legal representative, beneficiary or similar person until and including the earlier to occur of (i) the date which is one year (or such other period as set forth in the Agreement relating to such option or SAR) after the date of death and (ii) the expiration date of the term of such option or SAR.

     (d) Other Termination. Subject to paragraph (e) below and unless otherwise specified in the Agreement relating to an option or SAR, as the case may be, if the employment with or service to the Company of the holder of an option or SAR terminates for any reason other than Disability, Retirement or death or for Cause, each option and SAR held by such holder shall be exercisable only to the extent that such option or SAR is exercisable on the effective date of such holder's termination of employment or service and may thereafter be exercised by such holder (or such holder's legal representative or similar person) until and including the earlier to occur of (i) the date which is three months (or such other period as set forth in the Agreement relating to such option or SAR) after the effective date of such holder's termination of employment or service and
(ii) the expiration date of the term of such option or SAR.

     (e) Termination of Employment or Service--Incentive Stock Options. If the employment with the Company of a holder of an Incentive Stock Option terminates by reason of Permanent and Total Disability, each Incentive Stock Option held by such optionee shall be fully exercisable (unless otherwise specified in the Agreement relating to the option), and may thereafter be exercised by such optionee (or such optionee's legal representative or similar person) until and including the earlier to occur of (i) the date which is one year (or such shorter period as set forth in the Agreement relating to such option) after the effective date of such optionee's termination of employment and (ii) the expiration date of the term of such option.

     If the employment with the Company of a holder of an Incentive Stock Option terminates by reason of death, each Incentive Stock Option held by such optionee shall be fully exercisable (unless otherwise specified in the Agreement relating to the option), and may thereafter be exercised by such optionee's executor, administrator, legal representative, beneficiary or similar person until and including the earlier to occur of (i) the date which is one year (or such other period as set forth in the Agreement relating to such option) after the date of death and (ii) the expiration date of the term of such option.

     If the employment with the Company of a holder of an Incentive Stock Option terminates for any reason other than Permanent and Total Disability or death or for Cause, each Incentive Stock Option held by such optionee shall be exercisable to the extent set forth in Section 2.3(a), Section 2.3(b) or 2.3(d), as applicable (unless otherwise specified in the Agreement relating to the option), and may thereafter be exercised by such holder (or such holder's legal representative or similar person) until and including the earlier to occur of
(i) the date which is three months after the effective date of such optionee's termination of employment and (ii) the expiration date of the term of such option.

     (f) Death Following Termination of Employment or Service. Unless otherwise specified in the Agreement relating to an option or SAR, as the case may be, if the holder of an option or SAR dies during the applicable Post-Termination Exercise Period, each option and SAR held by such holder shall be exercisable only to the extent that such option or SAR, as the case may be, is exercisable on the date of such holder's death and may thereafter be exercised by the holder's executor, administrator, legal representative, beneficiary or similar person until and including the earlier to occur of (i) the date which is one year (or such other period as set forth in the Agreement relating to such option or SAR) after the date of death and (ii) the expiration date of the term of such option or SAR.

     (g) Cause. Notwithstanding anything to the contrary in this Plan or in any Agreement relating to an option or SAR, as the case may be, if the employment with or service to the Company of the holder of an option or SAR is terminated by the Company for Cause, each option and SAR held by such holder automatically shall be canceled on the effective date of such holder's termination of employment or service.

                               III. STOCK AWARDS

3.1. STOCK AWARDS. The Committee may, in its discretion, grant Stock Awards to such eligible persons as may be selected by the Committee. The Agreement relating to a Stock Award shall specify whether the Stock Award is a Restricted Stock Award or an Unrestricted Stock Award.

3.2. TERMS OF STOCK AWARDS. Stock Awards shall be subject to the following terms and conditions and shall be subject to such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

     (a) Number of Shares and Other Terms. The number of shares of Common Stock subject to a Restricted Stock Award or Unrestricted Stock Award and the Performance Measures (if any) and Restriction Period applicable to a Restricted Stock Award shall be determined by the Committee. Unrestricted Stock Awards shall not be subject to any Performance Measures or Restriction Periods.

     (b) Vesting and Forfeiture. The Agreement relating to a Restricted Stock Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of the shares of Common Stock subject to such award (i) if specified Performance Measures are satisfied or met during the specified Restriction Period or (ii) if the holder of such award remains continuously in the employment of or service to the Company during the specified Restriction Period and for the forfeiture of all or a portion of the shares of Common Stock subject to such award (x) if specified Performance Measures are not satisfied or met during the specified Restriction Period or (y) if the holder of such award does not remain continuously in the employment of or service to the Company during the specified Restriction Period.

     (c) Share Certificates. During the Restriction Period, a certificate or certificates representing a Restricted Stock Award may be registered in the holder's name or a nominee name at the discretion of the Company and may bear a legend, in addition to any legend which may be required pursuant to Section 6.6, indicating that the ownership of the shares of Common Stock represented by such certificate is subject to the restrictions, terms and conditions of this Plan and the Agreement relating to the Restricted Stock Award. All certificates registered in the holder's name shall be deposited with the Company, together with stock powers or other instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate by the Company, which would permit transfer to the Company of all or a portion of the shares of Common Stock subject to the Restricted Stock Award in the event such award is forfeited in whole or in part. Upon termination of any applicable Restriction Period (and the satisfaction or attainment of applicable Performance Measures), or upon the grant of an Unrestricted Stock Award, in each case subject to the Company's right to require payment of any taxes in accordance with Section 6.5, a certificate or certificates evidencing ownership of the requisite number of shares of Common Stock shall be delivered to the holder of such award.

     (d) Rights with Respect to Restricted Stock Awards. Unless otherwise set forth in the Agreement relating to a Restricted Stock Award, and subject to the terms and conditions of a Restricted Stock Award, the holder of such award shall have all rights as a stockholder of the Company, including, but not limited to, voting rights, the right to receive dividends and the right to participate in any capital adjustment applicable to all holders of Common Stock; provided, however, that a distribution with respect to shares of Common Stock, other than a regular cash dividend, shall be deposited with the Company and shall be subject to the same restrictions as the shares of Common Stock with respect to which such distribution was made.

3.3. TERMINATION OF EMPLOYMENT OR SERVICE. All of the terms relating to the satisfaction of Performance Measures and the termination of the Restriction Period relating to a Restricted Stock Award, or any forfeiture and cancellation of such award upon a termination of employment with or service to the Company of the holder of such award, whether by reason of Disability, Retirement, death or any other reason, shall be determined by the Committee.

                          IV. PERFORMANCE SHARE AWARDS

4.1. PERFORMANCE SHARE AWARDS. The Committee may, in its discretion, grant Performance Share Awards to such eligible persons as may be selected by the Committee.

4.2. TERMS OF PERFORMANCE SHARE AWARDS. Performance Share Awards shall be subject to the following terms and conditions and shall be subject to such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

     (a) Number of Performance Shares and Performance Measures. The number of Performance Shares subject to a Performance Share Award and the Performance Measures and Performance Period applicable to such award shall be determined by the Committee.

     (b) Vesting and Forfeiture. The Agreement relating to a Performance Share Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of such award, if specified Performance Measures are satisfied or met during the specified Performance Period, and for the forfeiture of all or a portion of such award, if specified Performance Measures are not satisfied or met during the specified Performance Period.

     (c) Settlement of Vested Performance Share Awards. The Agreement relating to a Performance Share Award (i) shall specify whether such award may be settled in shares of Common Stock (including shares of Restricted Stock) or cash or a combination thereof and (ii) may specify whether the holder thereof shall be entitled to receive, on a current or deferred basis, dividend equivalents, and, if determined by the Committee, interest on or the deemed reinvestment of any deferred dividend equivalents, with respect to the number of shares of Common Stock subject to such award. If a Performance Share Award is settled in shares of Restricted Stock, a certificate or certificates representing such Restricted Stock shall be issued in accordance with Section 3.2(c) and the holder of such Restricted Stock shall have such rights of a stockholder of the Company as determined pursuant to Section 3.2(d). Prior to the settlement of a Performance Share Award in shares of Common Stock, including Restricted Stock, the holder of such award shall have no rights as a stockholder of the Company with respect to the shares of Common Stock subject to such award.

4.3. TERMINATION OF EMPLOYMENT OR SERVICE. All of the terms relating to the satisfaction of Performance Measures and the termination of the Performance Period relating to a Performance Share Award, or any forfeiture and cancellation of such award upon a termination of employment with or service to the Company of the holder of such award, whether by reason of Disability, Retirement, death or any other reason, shall be determined by the Committee.

                V. PROVISIONS RELATING TO NON-EMPLOYEE DIRECTORS

5.1. ELIGIBILITY. Each Non-Employee Director shall be granted options to purchase shares of Common Stock in accordance with this Article V. All options granted under this Article V shall be Non-Qualified Stock Options.

5.2. AUTOMATIC GRANTS OF STOCK OPTIONS. Each Non-Employee Director shall be granted Non-Qualified Stock Options as follows:

     (a) Time of Grant. On the date of the 2001 annual meeting of stockholders of the Company (or, if later, on the date on which a person is first elected or begins to serve as a Non-Employee Director other than by reason of termination of employment), and, thereafter, on the date of each annual meeting of stockholders of the Company, each person who is a Non-Employee Director immediately after such meeting of stockholders shall be granted an option to purchase 2,000 shares of Common Stock (which amount shall be pro-rated if such Non-Employee Director is first elected or begins to serve as a Non-Employee Director on a date other than the date of an annual meeting of stockholders) at a purchase price per share equal to 100% of the Fair Market Value of a share of Common Stock on the date of grant of such option.

     (b) Exercise Period and Exercisability. Except as otherwise provided herein, each option granted under this Section 5.2 may be exercised: (i) on or after the next February 1 following its date of grant, for up to one-fourth of the shares of Common Stock subject to such option on its date of grant, (ii) on or after the next May 1 following its date of grant, for up to an additional one-fourth of the shares of Common Stock subject to such option on its date of grant, (iii) on or after the next August 1 following its date of grant, for up to an additional one-fourth of the shares of Common Stock subject to such option on its date of grant and (iv) on or after the next November 1 following its date of grant, for up to the remaining one-fourth of the shares of Common Stock subject to such option on its date of grant; provided, however, that each such option shall become fully exercisable not later than the earlier to occur of (i) the day before the Company's annual meeting of stockholders next following the date of grant or (ii) one year following the date of grant. Each option granted under this Section 5.2 shall expire ten years after its date of grant. An exercisable option, or portion thereof, may be exercised in whole or in part only with respect to whole shares of Common Stock. Options granted under this Section 5.2 shall be exercisable in accordance with Section 2.1(c).

5.3. TERMINATION OF DIRECTORSHIP.

     (a) Disability. If the holder of an option granted under Section 5.2 ceases to be a director of the Company by reason of Disability, each such option held by such holder shall be fully exercisable and may thereafter be exercised by such holder (or such holder's legal representative or similar person) until and including the earlier to occur of (i) the date which is one year after the effective date of such holder's ceasing to be a director and (ii) the expiration date of the term of such option.

     (b) Retirement. If the holder of an option granted under Section 5.2 ceases to be a director of the Company on or after age 70, each such option held by such holder shall be exercisable only to the extent that such option is exercisable on the effective date of such holder's ceasing to be a director and may thereafter be exercised by such holder (or such holder's legal representative or similar person) until and including the earlier to occur of
(i) the date which is two years after the effective date of such holder's ceasing to be a director and (ii) the expiration date of the term of such option.

     (c) Death. If the holder of an option granted under Section 5.2 ceases to be a director of the Company by reason of death, each such option held by such holder shall be fully exercisable and may thereafter be exercised by such holder's executor, administrator, legal representative, beneficiary or similar person until and including the earlier to occur of (i) the date which is one year after the date of death and (ii) the expiration date of the term of such option.

     (d) Other Termination. If the holder of an option granted under Section 5.2 ceases to be a director of the Company for any reason other than Disability, ceasing to be a director on or after age 70 or death, each such option held by such holder shall be exercisable only to the extent such option is exercisable on the effective date of such holder's ceasing to be a director and may thereafter be exercised by such holder (or such holder's legal representative or similar person) until and including the earlier to occur of (i) the date which is three months after the effective date of such holder's ceasing to be a director and (ii) the expiration date of the term of such option.

     (e) Death Following Termination of Directorship. If the holder of an option granted under Section 5.2 dies during the period set forth in Section 5.3(a) following such holder's ceasing to be a director of the Company by reason of Disability, during the period set forth in Section 5.3(b) following such holder's ceasing to be a director of the Company on or after age 70, or during the period set forth in Section 5.3(d) following such holder's ceasing to be a director for any reason other than by reason of Disability or ceasing to be a director on or after age 70, each such option held by such holder shall be exercisable only to the extent that such option is exercisable on the date of the holder's death and may thereafter be exercised by such holder's executor, administrator, legal representative, beneficiary or similar person until and including the earlier to occur of (i) the date which is one year after the date of death and (ii) the expiration date of the term of such option.

                                  VI. GENERAL

6.1. EFFECTIVE DATE AND TERM OF PLAN. This Plan shall be submitted to the stockholders of the Company for approval at the 2001 annual meeting of stockholders and, if approved by the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at such meeting, shall become effective on the date of such approval. This Plan shall terminate ten years after its effective date, unless terminated earlier by the Board. Termination of this Plan shall not affect the terms or conditions of any award granted prior to termination. In the event that this Plan is not approved by the stockholders of the Company, this Plan and any awards granted hereunder shall be null and void.

6.2. AMENDMENTS. The Board may amend this Plan as it shall deem advisable, subject to any requirement of stockholder approval required by applicable law, rule or regulation, including Section 162(m) and Section 422 of the Code; provided, however, that no amendment shall be made without stockholder approval if such amendment would (a) increase the maximum number of shares of Common Stock available under this Plan (subject to Section 6.7), (b) effect any change inconsistent with Section 422 of the Code or (c) extend the term of this Plan. No amendment may impair the rights of a holder of an outstanding award without the consent of such holder.

6.3. AGREEMENT. No award shall be valid until an Agreement is executed by the Company and the recipient of such award and, upon execution by each party and delivery of the executed Agreement to the Company, such award shall be effective as of the effective date set forth in the Agreement.

6.4. NON-TRANSFERABILITY OF AWARDS. Unless otherwise specified in the Agreement relating to an award, no award shall be transferable other than by will, the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company. Except to the extent permitted by the foregoing sentence or the Agreement relating to an award, each award may be exercised or settled during the holder's lifetime only by the holder or the holder's legal representative or similar person. Except to the extent permitted by the second preceding sentence or the Agreement relating to an award, no award may be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any such award, such award and all rights thereunder shall immediately become null and void.

6.5. TAX WITHHOLDING. The Company shall have the right to require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash pursuant to an award made hereunder, payment by the holder of such award of any Federal, state, local or other taxes which may be required to be withheld or paid in connection with such award. An Agreement may provide that (i) the Company shall withhold whole shares of Common Stock which would otherwise be delivered to a holder, having an aggregate Fair Market Value determined as of the date the obligation to withhold or pay taxes arises in connection with an award (the "Tax Date"), or withhold an amount of cash which would otherwise be payable to a holder, in the amount necessary to satisfy any such obligation or
(ii) the holder may satisfy any such obligation by any of the following means:
(A) a cash payment to the Company, (B) delivery (either actual delivery or by attestation procedures established by the Company) to the Company of Mature Shares having an aggregate Fair Market Value, determined as of the Tax Date, equal to the amount necessary to satisfy any such obligation, (C) authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered having an aggregate Fair Market Value, determined as of the Tax Date, or withhold an amount of cash which would otherwise be payable to a holder, equal to the amount necessary to satisfy any such obligation, (D) in the case of the exercise of an option, a cash payment by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise or
(E) any combination of (A), (B) and (C), in each case to the extent set forth in the Agreement relating to the award. Shares of Common Stock to be delivered or withheld may not have an aggregate Fair Market Value in excess of the amount determined by applying the minimum statutory withholding rate. Any fraction of a share of Common Stock which would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by the holder.

6.6. RESTRICTIONS ON SHARES. Each award made hereunder shall be subject to the requirement that if at any time the Company determines that the listing, registration or qualification of the shares of Common Stock subject to such award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the exercise or settlement of such award or the delivery of shares thereunder, such award shall not be exercised or settled and such shares shall not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company may require that certificates evidencing shares of Common Stock delivered pursuant to any award made hereunder bear a legend indicating that the sale, transfer or other disposition thereof by the holder is prohibited except in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder.

6.7. ADJUSTMENT. In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a regular cash dividend, the number and class of securities available under this Plan, the maximum number of securities available for Stock Awards and Performance Share Awards, the number and class of securities subject to each outstanding option and the purchase price per security, the number and class of securities subject to each option to be granted to Non-Employee Directors pursuant to Article V, the maximum number of securities with respect to which options or SARs or a combination thereof, or Stock Awards or Performance Share Awards, may be granted during any calendar year to any person, the terms of each outstanding SAR, the number and class of securities subject to each outstanding Stock Award or Performance Share Award, and the terms of each outstanding Restricted Stock Award or Performance Share Award shall be appropriately adjusted by the Committee, such adjustments to be made in the case of outstanding options and SARs without an increase in the aggregate purchase price or base price. The decision of the Committee regarding any such adjustment shall be final, binding and conclusive. If any such adjustment would result in a fractional security being (a) available under this Plan, such fractional security shall be disregarded, or (b) subject to an award under this Plan, the Company shall pay the holder of such award, in connection with the first vesting, exercise or settlement of such award in whole or in part occurring after such adjustment, an amount in cash determined by multiplying (i) the fraction of such security (rounded to the nearest hundredth) by (ii) the excess, if any, of (A) the Fair Market Value on the vesting, exercise or settlement date over (B) the exercise or base price, if any, of such award.

6.8. CHANGE IN CONTROL.

     (a)(1) Notwithstanding any provision in this Plan or any Agreement, in the event of a Change in Control pursuant to Section (b)(3) or (4) below in connection with which the holders of Common Stock receive shares of common stock that are registered under Section 12 of the Exchange Act, (i) all outstanding options and SARs shall immediately become exercisable in full, (ii) the Restriction Period applicable to any outstanding Restricted Stock Award shall lapse, (iii) the Performance Period applicable to any outstanding Performance Share shall lapse, (iv) the Performance Measures applicable to any outstanding award shall be deemed to be satisfied at the maximum level and (v) there shall be substituted for each share of Common Stock available under this Plan, whether or not then subject to an outstanding award, the number and class of shares into which each outstanding share of Common Stock shall be converted pursuant to such Change in Control. In the event of any such substitution, the purchase price per share in the case of an option and the base price in the case of an SAR shall be appropriately adjusted by the Committee (whose determination shall be final, binding and conclusive), such adjustments to be made in the case of outstanding options and SARs without an increase in the aggregate purchase price or base price.

     (2) Notwithstanding any provision in this Plan or any Agreement, in the event of a Change in Control pursuant to Section (b)(1) or (2) below, or in the event of a Change in Control pursuant to Section (b)(3) or (4) below in connection with which the holders of Common Stock receive consideration other than shares of common stock that are registered under Section 12 of the Exchange Act, each outstanding award shall be surrendered to the Company by the holder thereof, and each such award shall immediately be canceled by the Company, and the holder shall receive, within ten days of the occurrence of a Change in Control, a cash payment from the Company in an amount equal to (i) in the case of an option, the number of shares of Common Stock then subject to such option, multiplied by the excess, if any, of the greater of (A) the highest per share price offered to stockholders of the Company in any transaction whereby the Change in Control takes place or (B) the Fair Market Value of a share of Common Stock on the date of occurrence of the

Change in Control, over the purchase price per share of Common Stock subject to the option, (ii) in the case of a Free-Standing SAR, the number of shares of Common Stock then subject to such SAR, multiplied by the excess, if any, of the greater of (A) the highest per share price offered to stockholders of the Company in any transaction whereby the Change in Control takes place or (B) the Fair Market Value of a share of Common Stock on the date of occurrence of the Change in Control, over the base price of the SAR, (iii) in the case of a Restricted Stock Award or Performance Share Award, the number of shares of Common Stock or the number of Performance Shares, as the case may be, then subject to such award, multiplied by the greater of (A) the highest per share price offered to stockholders of the Company in any transaction whereby the Change in Control takes place or (B) the Fair Market Value of a share of Common Stock on the date of occurrence of the Change in Control. In the event of a Change in Control, each Tandem SAR shall be surrendered by the holder thereof and shall be canceled simultaneously with the cancellation of the related option.

     (b) "Change in Control" shall mean:

          (1) the acquisition by any individual, entity or group (a "Person"), including any "person" within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act, of 35% or more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Common Stock") or (ii) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the "Outstanding Voting Securities"); excluding, however, the following: (A) any acquisition directly from the Company (excluding any acquisition resulting from the exercise of an exercise, conversion or exchange privilege unless the security being so exercised, converted or exchanged was acquired directly from the Company), (B) any acquisition by the Company, (C) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection
     (3) of this Section 6.8(b); provided further, that for purposes of clause
     (B), if any Person (other than the Company or any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company) shall become the beneficial owner of 35% or more of the Outstanding Common Stock or 35% or more of the Outstanding Voting Securities by reason of an acquisition by the Company, and such Person shall, after such acquisition by the Company, become the beneficial owner of any additional shares of the Outstanding Common Stock or any additional Outstanding Voting Securities and such beneficial ownership is publicly announced, such additional beneficial ownership shall constitute a Change in Control;

          (2) individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of such Board; provided that any individual who becomes a director of the Company subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed a member of the Incumbent Board; and provided further, that any individual who was initially elected as a director of the Company as a result of an actual or threatened solicitation by a Person other than the Board for the purpose of opposing a solicitation by any other Person with respect to the election or removal of directors, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall not be deemed a member of the Incumbent Board;

          (3) the consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Corporate Transaction"); excluding, however, a Corporate Transaction pursuant to which (i) all or substantially all of the individuals or entities who are the beneficial owners, respectively, of the Outstanding Common Stock and the Outstanding Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 65% of, respectively, the outstanding shares of common stock, and the combined voting power of the outstanding securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or indirectly) in substantially the same proportions relative to each other as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Common Stock and the Outstanding Voting Securities, as the case may be, (ii) no Person (other than: the Company; any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; the corporation resulting from such Corporate Transaction; and any Person which beneficially owned, immediately prior to such Corporate Transaction, directly or indirectly, 35% or more of the Outstanding Common Stock or the Outstanding Voting Securities, as the case may be) will beneficially own, directly or indirectly, 35% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding securities of such corporation entitled to vote generally in the election of directors and (iii) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

          (4) the consummation of a plan of complete liquidation or dissolution of the Company.

6.9. NO RIGHT OF PARTICIPATION OR EMPLOYMENT. Except as provided in Article V, no person shall have any right to participate in this Plan. Neither this Plan nor any award made hereunder shall confer upon any person any right to continued employment by the Company, any Subsidiary or any affiliate of the Company or affect in any manner the right of the Company, any Subsidiary or any affiliate of the Company to terminate the employment of any person at any time without liability hereunder.

6.10. RIGHTS AS STOCKHOLDER. No person shall have any right as a stockholder of the Company with respect to any shares of Common Stock or other equity security of the Company which is subject to an award hereunder unless and until such person becomes a stockholder of record with respect to such shares of Common Stock or equity security.

6.11. DESIGNATION OF BENEFICIARY. If permitted by the Company, a holder of an award may file with the Committee a written designation of one or more persons as such holder's beneficiary or beneficiaries (both primary and contingent) in the event of the holder's death. To the extent an outstanding option or SAR granted hereunder is exercisable, such beneficiary or beneficiaries shall be entitled to exercise such option or SAR.

     Each beneficiary designation shall become effective only when filed in writing with the Committee during the holder's lifetime on a form prescribed by the Committee. The spouse of a married holder domiciled in a community property jurisdiction shall join in any designation of a beneficiary other than such spouse. The filing with the Committee of a new beneficiary designation shall cancel all previously filed beneficiary designations.

     If a holder fails to designate a beneficiary, or if all designated beneficiaries of a holder predecease the holder, then each outstanding option and SAR hereunder held by such holder, to the extent exercisable, may be exercised by such holder's executor, administrator, legal representative or similar person.

6.12. GOVERNING LAW. This Plan, each award hereunder and the related Agreement, and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.

6.13. FOREIGN EMPLOYEES. Without amending this Plan, the Committee may grant awards to eligible persons who are subject to the laws of foreign countries or jurisdictions on such terms and conditions different from those specified in this Plan as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purposes of this Plan and, in furtherance of such purposes the Committee may make such modifications, amendments, procedures, subplans and the like as may be necessary or advisable to comply with provisions of laws of other countries or jurisdictions in which the Company or its Subsidiaries operate or have employees.

     No Repricing of Awards. Notwithstanding anything in this Plan to the contrary and subject to Section 6.7, the exercise price or base price, as the case may be, of any award granted hereunder shall not be reduced after the date of grant of such award, and no award granted hereunder shall be canceled for the purpose of regranting a new award at a lower exercise price or base price, as the case may be, without the affirmative vote of a majority of the voting power of the shares of capital stock of the Company represented at a meeting in which the reduction of such exercise price or base price, or the cancellation and regranting of an award, as the case may be, is considered for approval.

WALLACE COMPUTER
SERVICES, INC.

C/O EQUISERVE
P.O. BOX 9398
BOSTON, MA 02205-9398















                                  DETACH HERE                             ZWLCC1

[X] PLEASE MARK
    VOTES AS IN
    THIS EXAMPLE.

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED "FOR" BOTH OF THE NOMINEES FOR DIRECTOR AND "FOR" PROPOSALS 2 AND 3.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" BOTH OF THE NOMINEES FOR DIRECTOR AND "FOR" PROPOSALS 2 AND 3.

                                                                                                            FOR AGAINST ABSTAIN
1. Election of Directors.                               2. Approval of the 2001 Stock Incentive Plan.       [ ]   [ ]     [ ]
   NOMINEES: (01) Bettye Martin Musham and
             (02) Andrew J. McKenna, Jr.                3. Ratification of Appointment of Arthur Andersen
               FOR                  WITHHELD               LLP as Independent Public Accountants.           [ ]   [ ]     [ ]
               BOTH                 FROM BOTH
             NOMINEES [ ]      [ ]  NOMINEES

   [ ] _______________________________________
       For both nominees except as noted above


                                                            MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT [ ]

                                                        PLEASE MARK, SIGN, DATE AND RETURN THE PROXY PROMPTLY USING
                                                        THE ENCLOSED ENVELOPE.

                                                        Please sign this proxy exactly as your name appears hereon. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority should sign. If a corporation, the signature should be that of an authorized officer who should state his or her title.


Signature:________________________________ Date:_________ Signature:________________________________ Date:_________

                                                                         ZWLCC2
                                DETACH HERE

                                  PROXY

                       WALLACE COMPUTER SERVICES, INC.

     PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 5, 2001
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby constitutes and appoints V.L. AVRIL and M.D. JONES, and each of them, true and lawful agents and proxies of the undersigned, with full power of substitution, to represent the undersigned and to vote all shares of stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders of WALLACE COMPUTER SERVICES, INC. (the "Company") to be held on December 5, 2001, and at any and all adjournments and postponements thereof, on all matters before such meeting.

     THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE. HOWEVER, IF NO VOTE IS SPECIFIED, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF DIRECTORS OF THE NOMINEES LISTED ON THE REVERSE SIDE; "FOR" THE APPROVAL OF THE 2001 STOCK INCENTIVE PLAN; AND "FOR" THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE COMPANY FOR ITS FISCAL YEAR ENDING JULY 31, 2002; ALL OF WHICH MATTERS ARE MORE FULLY DESCRIBED IN THE ANNUAL MEETING PROXY STATEMENT OF WHICH THE UNDERSIGNED STOCKHOLDER ACKNOWLEDGES RECEIPT.

     THIS PROXY GRANTS DISCRETIONARY AUTHORITY (1) TO VOTE FOR A SUBSTITUTE NOMINEE OF THE BOARD OF DIRECTORS IF ANY NOMINEE FOR DIRECTOR LISTED ON THE REVERSE SIDE IS UNABLE TO SERVE, OR FOR GOOD CAUSE WILL NOT SERVE AS A
DIRECTOR (UNLESS AUTHORITY TO VOTE FOR ALL NOMINEES OR FOR THE PARTICULAR NOMINEE WHO HAS CEASED TO BE A CANDIDATE IS WITHHELD), AND (2) TO VOTE IN ACCORDANCE WITH THE BEST JUDGMENT OF THE NAMED PROXIES ON OTHER MATTERS THAT MAY COME BEFORE THE MEETING.

PLEASE VOTE, SIGN AND DATE THIS PROXY ON THE OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

-------------                                                   -------------
 SEE REVERSE      CONTINUED AND TO BE SIGNED ON REVERSE SIDE     SEE REVERSE
    SIDE                                                            SIDE
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